GMAC Residential Funding










--------------------------------------------------------------------------------
                     FIRST AMENDED AND RESTATED WAREHOUSING
                          CREDIT AND SECURITY AGREEMENT
--------------------------------------------------------------------------------


                                    BETWEEN


                         AMERICAN BUSINESS CREDIT, INC.,
                           a Pennsylvania corporation

                   AMERICAN BUSINESS MORTGAGE SERVICES, INC.,
                            a New Jersey corporation

                           HOMEAMERICAN CREDIT, INC.,
                           a Pennsylvania corporation


                                       AND


                        RESIDENTIAL FUNDING CORPORATION,
                             a Delaware corporation

                            Dated as of July 1, 2002

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
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
1.      THE CREDIT...............................................................   1-1
        1.1. The Warehousing Commitment .........................................   1-1
        1.2. Expiration of Warehousing Commitment ...............................   1-1
        1.3. Warehousing Note ...................................................   1-2

2.      PROCEDURES FOR OBTAINING ADVANCES .......................................   2-1
        2.1. Warehousing Advances ...............................................   2-1

3.      INTEREST, PRINCIPAL AND FEES.............................................   3-1
        3.1. Interest ...........................................................   3-1
        3.2. Interest Limitation ................................................   3-2
        3.3. Principal Payments .................................................   3-2
        3.4. Buydowns ...........................................................   3-4
        3.5. Warehousing Commitment Fees ........................................   3-4
        3.6. Non-Usage Fees .....................................................   3-5
        3.7. Loan Package Fees, Wire Fees, Warehousing Fees .....................   3-5
        3.8. Miscellaneous Fees and Charges .....................................   3-5
        3.9. Overdraft Advances .................................................   3-6
        3.10.  Method of Making Payments ........................................   3-6

4.      COLLATERAL ..............................................................   4-1
        4.1. Grant of Security Interest .........................................   4-1
        4.2. Maintenance of Collateral Records ..................................   4-2
        4.3. Release of Security Interest in Pledged Loans and Pledged Securities   4-2
        4.4. Collection and Servicing Rights ....................................   4-3
        4.5. Return of Collateral at End of Warehousing Commitment ..............   4-4
        4.6. Delivery of Collateral Documents ...................................   4-4

5.      CONDITIONS PRECEDENT.....................................................   5-1
        5.1. Initial Advance ....................................................   5-1
        5.2. Each Advance .......................................................   5-3
        5.3. Force Majeure ......................................................   5-3

6.      GENERAL REPRESENTATIONS AND WARRANTIES...................................   6-1
        6.1. Place of Business ..................................................   6-1
        6.2. Organization; Good Standing; Subsidiaries ..........................   6-1
        6.3. Authorization and Enforceability ...................................   6-1
        6.4. Authorization and Enforceability of Guaranty .......................   6-2
        6.5. Approvals ..........................................................   6-2
        6.6. Financial Condition ................................................   6-2
        6.7. Litigation .........................................................   6-2
        6.8. Compliance with Laws ...............................................   6-2
        6.9. Regulation U .......................................................   6-3
        6.10.  Investment Company Act ...........................................   6-3
        6.11.  Payment of Taxes .................................................   6-3
        6.12.  Agreements .......................................................   6-3
        6.13.  Title to Properties ..............................................   6-3
        6.14.  ERISA ............................................................   6-4
        6.15.  No Retiree Benefits ..............................................   6-4
        6.16.  Assumed Names ....................................................   6-4
        6.17.  Servicing ........................................................   6-4
        6.18.  Subordinated Debt Securities .....................................   6-4

7.      AFFIRMATIVE COVENANTS....................................................   7-1
        7.1. Payment of Obligations .............................................   7-1
        7.2. Financial Statements ...............................................   7-1
        7.3. Other Borrower Reports .............................................   7-1
        7.4. Maintenance of Existence; Conduct of Business ......................   7-2
        7.5. Compliance with Applicable Laws ....................................   7-2
        7.6. Inspection of Properties and Books; Operational Reviews ............   7-2
        7.7. Notice .............................................................   7-2
        7.8. Payment of Debt, Taxes and Other Obligations .......................   7-3
        7.9. Insurance ..........................................................   7-3
        7.10.   Closing Instructions ............................................   7-3
        7.11.   Subordination of Certain Indebtedness ...........................   7-4
        7.12.   Other Loan Obligations ..........................................   7-4
        7.13.   ERISA ...........................................................   7-4
        7.14.   Use of Proceeds of Warehousing Advances .........................   7-4
        7.15.   Security Interests in Servicing Contracts .......................   7-4

8.      NEGATIVE COVENANTS.......................................................   8-1
        8.1. Contingent Liabilities .............................................   8-1
        8.2. Pledge of Servicing Contracts ......................................   8-1
        8.3. Restrictions on Fundamental Changes ................................   8-1
        8.4. Subsidiaries .......................................................   8-2
        8.5. Deferral of Subordinated Debt ......................................   8-2
        8.6. Loss of Eligibility ................................................   8-2
        8.7. Accounting Changes .................................................   8-2
        8.8. Leverage Ratio .....................................................   8-2
        8.9. Minimum Tangible Net Worth .........................................   8-2
        8.10.   Net Income ......................................................   8-2
        8.11.   Minimum Liquid Assets ...........................................   8-2
        8.12.   Distributions to Shareholders ...................................   8-2
        8.13.   Transactions with Affiliates ....................................   8-3
        8.14.   Recourse Servicing Contracts ....................................   8-3
        8.15.   Gestation Agreements ............................................   8-3
        8.16.   Hedging Arrangements ............................................   8-3

9.      SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS
        CONCERNING COLLATERAL ...................................................   9-1
        9.1. Special Representations and Warranties Concerning Eligibility as
                      Seller/Servicer of Mortgage Loans .........................   9-1
        9.2. Special Representations and Warranties Concerning Warehousing
                      Collateral ................................................   9-1
        9.3. Special Affirmative Covenants Concerning Warehousing Collateral ....   9-3
        9.4. Special Negative Covenants Concerning Warehousing Collateral .......   9-4

10.     DEFAULTS; REMEDIES.......................................................   10-1
        10.1. Events of Default .................................................   10-1
        10.2. Remedies ..........................................................   10-3
        10.3. Application of Proceeds ...........................................   10-5
        10.4. Lender Appointed Attorney-in-Fact .................................   10-6
        10.5. Right of Set-Off ..................................................   10-6

11.     MISCELLANEOUS............................................................   11-1
        11.1.  Notices ..........................................................   11-1
        11.2.  Reimbursement Of Expenses; Indemnity .............................   11-1
        11.3.  Financial Information ............................................   11-2
        11.4.  Terms Binding Upon Successors; Survival of Representations .......   11-2
        11.5.  Assignment .......................................................   11-2
        11.6.  Amendments .......................................................   11-2

        11.7    Governing Law....................................................   11-2
        11.8    Participations...................................................   11-3
        11.9    Relationship of the Parties.....................................    11-3
        11.10.  Severability ....................................................   11-3
        11.11.  Consent to Credit References ....................................   11-3
        11.12.  Counterparts ....................................................   11-3
        11.13.  Entire Agreement ................................................   11-4
        11.14.  Consent to Jurisdiction .........................................   11-4
        11.15.  Waiver of Jury Trial ............................................   11-4
        11.16.  Waiver of Punitive, Consequential, Special or Indirect Damages ..   11-4

12.    DEFINITIONS ..............................................................   12-1
        12.1    Defined Terms....................................................   12-1
        12.2    Other Definitional Provisions; Terms of Construction ............  12-10

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                                    EXHIBITS
--------------------------------------------------------------------------------

Exhibit A       Request for Advance
---------

Exhibit B       Procedures and Documentation for Warehousing Mortgage Loans
---------

Exhibit C       Schedule of Servicing Portfolio
---------

Exhibit D       Subsidiaries
---------

Exhibit E       Compliance Certificate
---------

Exhibit F       Lines of Credit
---------

Exhibit G       Assumed Names
---------

Exhibit H       Eligible Loans and Other Assets
---------

Exhibit I       Commitment Summary Report
---------

Exhibit J       Terms of Guaranteed Obligations
---------

--------------------------------------------------------------------------------
                  FIRST AMENDED AND RESTATED WAREHOUSING CREDIT
                             AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

FIRST AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT, dated as of July 1, 2002 between AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation ("ABCI"), AMERICAN BUSINESS MORTGAGE SERVICES, INC., a New Jersey corporation ("ABMSI"), and HOMEAMERICAN CREDIT, INC., a Pennsylvania corporation ("HACI") (ABCI, ABMSI and HACI collectively, " Borrower"), and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("Lender").

A.      Borrower has requested certain financing from Lender.

B. Borrower has asked Lender to amend and restate the Existing Agreement (as defined below) and to set forth the terms and conditions upon which Lender will provide certain financing to Borrower.

C. Borrower and Lender have agreed to amend and restate the Existing Agreement to provide that financing to Borrower subject to the terms and conditions of this Agreement.

D.      Subject to Borrower's satisfaction of the conditions set forth in
        Article 5, the "Closing Date" for the transactions contemplated by this Agreement is ____________.

NOW, THEREFORE, the parties to this Agreement agree as follows:

1.      THE CREDIT

1.1.    The Warehousing Commitment

On the terms and subject to the conditions and limitations of this Agreement, including Exhibit H, Lender agrees to make Warehousing Advances to Borrower from the Closing Date to the Business Day immediately preceding the Warehousing Maturity Date, during which period Borrower may borrow, repay and reborrow in accordance with the provisions of this Agreement. The total aggregate principal amount of all Warehousing Advances outstanding at any one time may not exceed the Warehousing Commitment Amount. While a Default or Event of Default exists, Lender may refuse to make any additional Warehousing Advances to Borrower. Effective as of the Closing Date, all outstanding loans made under the Existing Agreement are deemed to be Warehousing Advances made under this Agreement. All Warehousing Advances under this Agreement constitute a single indebtedness, and all of the Collateral is security for the Warehousing Note and for the performance of all of the Obligations. Warehousing Advances will be made to ABMSI, HACI or ABCI, as requested by ABMSI, HACI or ABCI, will be deemed made to or for the benefit of ABMSI, HACI and ABCI, and ABMSI, HACI and ABCI, jointly and severally, are obligated to repay any Warehousing Advances made to ABMSI, HACI or ABCI under the Warehousing Commitment. With respect to its obligation to repay Warehousing Advances made to the other Borrower, each Borrower agrees to the terms set forth in Exhibit J.

1.2.    Expiration of Warehousing Commitment

The Warehousing Commitment expires on the earlier of ("Warehousing Maturity Date"): (a) October 31, 2003, as such date may be extended in writing by Lender, in its sole discretion, on which date the Warehousing Commitment will expire of its own term and the Warehousing






                                                                        Page 1-1

Advances will become due and payable without the necessity of Notice or action by Lender; and (b) the date the Warehousing Commitment is terminated and the Warehousing Advances become due and payable under Section 10.2.

1.3.    Warehousing Note

Warehousing Advances are evidenced by Borrower's promissory note, payable to Lender on the form prescribed by Lender ("Warehousing Note"). The term "Warehousing Note" as used in this Agreement includes all amendments, restatements, renewals or replacements of the original Warehousing Note and all substitutions for it. All terms and provisions of the Warehousing Note are incorporated into this Agreement.





                                End of Article 1
























                                                                        Page 1-2

2.      PROCEDURES FOR OBTAINING ADVANCES

2.1.    Warehousing Advances

To obtain a Warehousing Advance under this Agreement, Borrower must deliver to Lender either a completed and signed request for a Warehousing Advance on the then current form approved by Lender, or an Electronic Advance Request, together with a list of the Mortgage Loans for which the request is being made and a signed RFConnects Pledge Agreement sent by facsimile ("Warehousing Advance Request"), not later than (i) in the case of Electronic Advance Requests, 2:30 p.m. on the Business Day, and (ii) in all other cases, 1 Business Day before the Business Day on which Borrower desires the Warehousing Advance. Subject to the delivery of a Warehousing Advance Request and the satisfaction of the conditions set forth in Sections 5.1 and 5.2, Borrower may obtain a Warehousing Advance under this Agreement upon compliance with the procedures set forth in this Section and in the applicable Exhibit B, including delivery to Lender of all required Collateral Documents. Lender's current form of Warehousing Advance Request is set forth in Exhibit A. Upon not less than 3 Business Days' prior Notice to Borrower, Lender may modify its form of Warehousing Advance Request, RFConnects Pledge Agreement and any other Exhibit or document referred to in this Section to conform to current legal requirements or Lender practices and, as so modified, those Exhibits and documents will become part of this Agreement.



                                End of Article 2


















                                                                        Page 2-1

3.      INTEREST, PRINCIPAL AND FEES

3.1.    Interest

3.1 (a) Except as provided in Sections 3.1(d) and 3.1(e), Borrower must pay interest on the unpaid amount of each Warehousing Advance from the date the Warehousing Advance is made until it is paid in full at the Interest Rate specified in Exhibit H.

3.1 (b) As long as no Default or Event of Default exists, Borrower is entitled to receive a benefit in the form of an "Earnings Credit" on the portion of the Eligible Balances maintained in time deposit accounts with a Designated Bank, and Borrower is entitled to receive a benefit in the form of an "Earnings Allowance" on the portion of the Eligible Balances maintained in demand deposit accounts with a Designated Bank. Any Earnings Allowance will be used first and any Earnings Credit will be used second as a credit against Miscellaneous Fees and Charges (including Designated Bank Charges), and against other fees payable to Lender under this Agreement, including Warehousing Fees, Wire Fees, Warehousing Commitment Fees,Non-Usage Fees, and Loan Package Fees, and may be used, at Lender's option, to reduce accrued interest. Any Earnings Allowance not used during the month in which the benefit was received will be accumulated and must be used within 6 months of the month in which the benefit was received. As long as no Default or Event of Default exists, any Earnings Credit not used during the month in which the benefit was received will be used to provide a cash benefit to Borrower. Any Earnings Credit retained by Lender as a result of a Default or Event of Default will be applied to the payment of Borrower's Obligations in the order Lender determines in its sole discretion. The Earnings Credit and the Earnings Allowance for any month will be determined by Lender in its sole discretion and Lender's determination of those amounts is conclusive and binding absent manifest error. In no event will the benefit received by Borrower exceed the Depository Benefit.

        Either party to this Agreement may terminate the benefits provided for in this Section effective immediately upon Notice to the other party, if the terminating party determines (which determination is conclusive and binding on the other party, absent manifest error) at any time that any applicable law, rule, regulation, order or decree or any interpretation or administration of such law, rule, regulation, order or decree by any governmental authority charged with its interpretation or administration, or compliance by such party with any request or directive (whether or not having the force of law) of any such authority, makes it unlawful or impossible for the party sending the Notice to continue to offer or receive the benefits provided for in this Section. No Notice is required for a termination of benefits as a result of a Default or Event of Default.

3.1 (c) Lender computes interest on the basis of the actual number of days elapsed in a year of 360 days. Borrower must pay interest monthly in arrears, not later than 9 days after the date of Lender's invoice or, if applicable, 2 days after the date of Lender's account analysis statement, commencing with the first month following the Closing Date and on the Warehousing Maturity Date.

3.1 (d) If, for any reason Borrower repays a Warehousing Advance on the same day that it was made by Lender, Borrower agrees to pay to Lender an administrative fee equal to 1 day of interest on that Advance at the Interest Rate that would otherwise be applicable under Exhibit H. Borrower must pay all administrative fees within 9 days after the date of Lender's invoice or, if applicable, within 2 days of the date of Lender's account analysis statement.




                                                                             3-1

3.1 (e) After an Event of Default occurs and upon Notice to Borrower by Lender, the unpaid amount of each Warehousing Advance will bear interest at the Default Rate until paid in full.

3.1 (f) Lender will adjust the rates of interest provided for in this Agreement as of the effective date of each change in the applicable index. Lender's determination of such rates of interest as of any date of determination are conclusive and binding, absent manifest error.

3.2.    Interest Limitation

Lender does not intend, by reason of this Agreement, the Warehousing Note or any other Loan Document, to receive interest in excess of the amount permitted by applicable law. If Lender receives any interest in excess of the amount permitted by applicable law, whether by reason of acceleration of the maturity of this Agreement, the Warehousing Note or otherwise, Lender will apply the excess to the unpaid principal balance of the Warehousing Advances and not to the payment of interest. If all Warehousing Advances have been paid in full and the Warehousing Commitment has expired or has been terminated, Lender will remit any excess to Borrower. This Section controls every other provision of all agreements between Borrower and Lender and is binding upon and available to any subsequent holder of the Warehousing Note.

3.3.    Principal Payments

3.3 (a) Borrower must pay Lender the outstanding principal amount of all Warehousing Advances on the Warehousing Maturity Date.

3.3 (b) Except as provided in Section 3.1(d), Borrower may prepay any portion of the Warehousing Advances without premium or penalty at any time from time to time.

3.3 (c) Borrower must pay to Lender, without the necessity of prior demand or Notice from Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account for, the amount of any outstanding Warehousing Advance against a specific Pledged Asset upon the earliest occurrence of any of the following events:

        (1) One (1) Business Day elapses from the date a Warehousing Advance was made if the Pledged Loan to be funded by that Warehousing Advance is not closed and funded.

        (2) Ten (10) Business Days elapse without the return of a Collateral Document delivered by Lender to Borrower under a Trust Receipt for correction or completion.

        (3) The first Business Day on the date on which a Pledged Loan is determined to have been originated based on untrue, incomplete or inaccurate information or otherwise to be subject to fraud, whether or not Borrower had knowledge of the misrepresentation, incomplete or incorrect information or fraud, on the date on which Borrower knows, has reason to know, or receives Notice from Lender, that (A) one or more of the representations and warranties set forth in
            Article 9 were inaccurate or incomplete in any material respect on any date when made or deemed made, or (B) Borrower has failed to perform or comply with any covenant, term or condition set forth in
            Article 9.




                                                                             3-2

        (4) On the date the Pledged Loan or a Lien prior to the Mortgage securing repayment of the Pledged Loan is defaulted and remains in default for a period of 60 days or more.

        (5) Upon the sale, other disposition or prepayment of any Pledged Asset or, with respect to a Pledged Loan included in an Eligible Mortgage Pool, upon the sale or other disposition of the related Agency Security.

        (6) One (1) Business Day immediately preceding the date scheduled for the foreclosure or trustee sale of the premises securing a Pledged Loan.

3.3 (d) Upon telephonic or written Notice to Borrower by Lender, Borrower must pay to Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account for, the amount of any outstanding Warehousing Advance against a specific Pledged Asset upon the earliest occurrence of any of the following events:

        (1)     For any Pledged Loan, the Warehouse Period elapses.

        (2) Forty-five (45) days elapse from the date a Pledged Loan was delivered to an Investor or Approved Custodian for examination and purchase or for inclusion in a Mortgage Pool, without the purchase being made or an Eligible Mortgage Pool being initially certified, or upon rejection of a Pledged Loan as unsatisfactory by an Investor or Approved Custodian.

        (3) Seven (7) Business Days elapse from the date a Wet Settlement Advance was made against a Pledged Loan without receipt by Lender of all Collateral Documents relating to the Pledged Loan.

        (4) With respect to any Pledged Loan, any of the Collateral Documents, upon examination by Lender, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment.

        (5) Three (3) Business Days after the mandatory delivery date of the related Purchase Commitment if the specific Pledged Loan or the Pledged Security backed by that Pledged Loan has not been delivered under the Purchase Commitment prior to such mandatory delivery date, or on the date the related Purchase Commitment expires or is terminated, unless, in each case, the Pledged Loan or Pledged Security is eligible for delivery to another Investor under a comparable Purchase Commitment.

3.3 (e) In addition to the payments required pursuant to Sections 3.3(a), 3.3(c) and 3.3(d), if the principal amount of any Pledged Loan is prepaid in whole or in part while a Warehousing Advance is outstanding against the Pledged Loan, Borrower must pay to Lender, without the necessity of prior demand or Notice from Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account for, the amount of the principal prepayment, to be applied against the Warehousing Advance.

3.3 (f) The proceeds of the sale or other disposition of Pledged Assets must be paid directly by the Investor to the Cash Collateral Account. Borrower must give Notice to Lender in writing or by telephone or by RFConnects Delivery to Lender (and if by telephone, followed promptly by written Notice) of the Pledged Assets for which proceeds have been received. Upon receipt of Borrower's Notice, Lender will apply any proceeds deposited into the Cash Collateral Account to the payment of the Warehousing Advances related to the Pledged Assets identified by Borrower in its Notice, and those Pledged Assets will be considered to have been redeemed from pledge. Lender is











                                                                        Page 3-3
        entitled to rely upon Borrower's affirmation that deposits in the Cash Collateral Account represent payments from Investors for the purchase of the Pledged Assets specified by Borrower in its Notice. If the payment from an Investor for the purchase of Pledged Assets is less than the outstanding Warehousing Advances against the Pledged Assets identified by Borrower in its Notice, Borrower must pay to Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account in an amount equal to that deficiency. As long as no Default or Event of Default exists, Lender will promptly return to Borrower any excess payment from an Investor for Pledged Assets.

3.3 (g) Lender reserves the right to revalue any Pledged Loan. Borrower must pay to Lender, without the necessity of prior demand or Notice from Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account for, any amount required after any such revaluation to reduce the principal amount of the Warehousing Advance outstanding against the revalued Pledged Loan to an amount equal to the Advance Rate for the applicable type of Eligible Loan multiplied by the Fair Market Value of the Mortgage Loan.

3.4.    Buydowns

Borrower may prepay a portion of the Warehousing Advances outstanding against Subprime Mortgage Loans (a "Buydown") upon Notice to Lender not later than 1:00 p.m. on the Business Day on which Borrower desires to make the Buydown. Each Buydown must be in an amount not less than $100,000, and Buydowns may not exceed, in the aggregate, the lesser of (a) 50% of the Warehousing Commitment Amount, and (b) the amount outstanding against Subprime Mortgage Loans. A Buydown is a reduction in the aggregate amount of the Warehousing Advances outstanding against Subprime Mortgage Loans, but does not represent the prepayment of any particular Warehousing Advance, and does not entitle Borrower to the release of any Collateral. Lender may apply Buydowns to reduce interest payable by Borrower on outstanding Warehousing Advances in any order that Lender determines in its sole discretion. Unless a Default or Event of Default exists, Borrower may reborrow all or any portion of a Buydown upon Notice to Lender not later than 1:00 p.m. on the Business Day that Borrower desires to reborrow that amount. If Lender receives Buydowns or a combination of Buydowns and payments of Warehousing Advances that exceed the aggregate principal balance of the Warehousing Advances outstanding against Subprime Mortgage Loans (an "Excess Buydown", as long as no Default or Event of Default exists, Borrower may reborrow all or any portion of an Excess Buydown upon Notice to Lender not later than 1:00 p.m. on the Business Day that Borrower desires to reborrow that amount. Alternatively, Lender may, in its sole discretion, re-advance to Borrower all or any portion of an Excess Buydown by causing the Funding Bank to credit the Operating Account in that amount. Lender has no obligation to pay or otherwise provide to Borrower any interest, dividends or other benefits on an Excess Buydown.

3.5.    Warehousing Commitment Fees

Borrower must pay Lender a fee ("Warehousing Commitment Fee") in the amount of 0.125% per annum of the Warehousing Commitment Amount. The Warehousing Commitment Fee is payable quarterly in advance. Lender computes the Warehousing Commitment Fee on the basis of the actual number of days in each Calendar Quarter and a year of 360 days. On the Closing Date, Borrower must pay the prorated portion of the Warehousing Commitment Fee due from the Closing Date to the last day of the current Calendar Quarter. After the Closing Date, Borrower must pay the Warehousing Commitment Fee within 9 days after the date of Lender's invoice or, if applicable, within 2 days after the date of Lender's account analysis statement. If the date set forth in clause (a) of the definition of Warehousing Maturity Date occurs on a day other than the last day of a Calendar Quarter, Borrower must pay the prorated portion of the Warehousing Commitment Fee due from the beginning of the then current Calendar Quarter to and including



                                                                        Page 3-4
that date. Borrower is not entitled to a reduction in the amount of the Warehousing Commitment Fee if (a) the Warehousing Commitment Amount is reduced or (b) the Warehousing Commitment is terminated at the request of Borrower or as a result of an Event of Default. If the Warehousing Commitment terminates at the request of Borrower or as a result of an Event of Default, Borrower must pay, on the date of termination, a Warehousing Commitment Fee on the Warehousing Commitment Amount in effect immediately prior to termination, for the period from the date of termination to and including the date set forth in clause (a) of the definition of Warehousing Maturity Date on the date of such termination. Lender's determination of the Warehousing Commitment Fee for any period is conclusive and binding, absent manifest error.

3.6.    Non-Usage Fees

At the end of each Calendar Quarter during the term of this Agreement, Lender will determine the average usage of the Warehousing Commitment by calculating the arithmetic daily average of the Warehousing Advances outstanding during such Calendar Quarter ("Used Portion"). Lender will then subtract the Used Portion from the arithmetic daily average of the Warehousing Commitment Amount outstanding during such Calendar Quarter, and the result, if positive, will be known as the "Unused Portion." Borrower must pay to Lender a fee ("Non-Usage Fee") in the amount of 0.125% per annum of the Unused Portion during such Calendar Quarter, except that no Non-Usage Fee will be charged for any Calendar Quarter in which the Used Portion is equal to or greater than 50% of the Warehousing Commitment Amount. The Non-Usage Fee is payable quarterly, in arrears. Lender computes the Non-Usage Fee on the basis of the actual number of days in each Calendar Quarter and a year of 360 days. Borrower must pay the Non-Usage Fee within 9 days after the date of Lender's invoice or, if applicable, within 2 days after the date of Lender's account analysis statement. If the date set forth in clause (a) of the definition of Warehousing Maturity Date occurs on a day other than the last day of a Calendar Quarter, Borrower must pay the prorated portion of the Non-Usage Fee due from the beginning of the then current Calendar Quarter to and including that date. Borrower is not entitled to a reduction in the amount of the Non-Usage Fee if (a) the Warehousing Commitment Amount is reduced or (b) the Warehousing Commitment is terminated at the request of Borrower or as a result of an Event of Default. If the Warehousing Commitment terminates at the request of Borrower or as a result of an Event of Default, Borrower must pay, on the date of termination, a Non-Usage Fee in the amount of 0.125% per annum of the Warehousing Commitment Amount in effect immediately prior to the date of termination, for the period from the date of termination to and including the date set forth in clause (a) of the definition of Warehousing Maturity Date. Lender's determination of the Non-Usage Fee for any period is conclusive and binding, absent manifest error.

3.7.    Loan Package Fees, Wire Fees, Warehousing Fees

At the time of each Warehousing Advance against an Eligible Loan, Borrower will incur a loan package fee ("Loan Package Fee") and a wire fee ("Wire Fee"). Loan Package Fees and Wire Fees may, at Lender's discretion, be billed separately or combined into a single warehousing fee ("Warehousing Fee"). Borrower must pay all Loan Package Fees, Wire Fees or Warehousing Fees in the amount set forth in Exhibit H within 9 days after the date of Lender's invoice or, if applicable, within 2 days after the date of Lender's account analysis statement.

3.8.    Miscellaneous Fees and Charges

Borrower must reimburse Lender for all Miscellaneous Fees and Charges. Borrower must pay all Miscellaneous Fees and Charges within 9 days after the date of Lender's invoice or, if applicable, within 2 days after the date of Lender's account analysis statement.




                                                                        Page 3-5

3.9. Overdraft Advances

If, under the authorization given by Borrower in the Funding Bank Agreement or pursuant to this Agreement, Lender debits Borrower's Operating Account or directs the Funding Bank to honor an item presented against the Operating Account and that debit or direction results in an overdraft, Lender may make an additional Warehousing Advance to fund that overdraft ("Overdraft Advance"). Borrower must pay (a) the outstanding amount of any Overdraft Advance, plus interest on that Overdraft Advance, within 1 Business Day after the date of the Overdraft Advance, and (b) interest on the amount of the Overdraft Advance, at a rate per annum equal to the Bank One Prime Rate plus 2%, within 9 days after the date of Lender's invoice or, if applicable, within 2 days after the date of Lender's account analysis statement.

3.10.   Method of Making Payments

3.10(a) Unless otherwise specified in this Agreement, Borrower must make all payments under this Agreement to Lender by the close of business on the date when due unless the date is not a Business Day. If the due date is not a Business Day, payment is due on, and interest will accrue to, the next Business Day. Borrower must make all payments in United States dollars in immediately available funds transferred by wire to accounts designated by Lender.

3.10(b) Borrower authorizes Lender to cause the Funding Bank to charge
        Borrower's Operating Account for any interest or fees due and payable to Lender on the 9 (th) day after the date of Lender's invoice or, if applicable, on the 2 (nd) day after the date of Lender's account analysis statement, without the necessity of prior demand or Notice from Lender.

3.10(c) While a Default or Event of Default exists, Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account for any Obligations due and payable to Lender, without the necessity of prior demand or Notice from Lender.



                                End of Article 3








                                                                        Page 3-6

4.      COLLATERAL

4.1.    Grant of Security Interest

As security for the payment of the Warehousing Note and for the performance of all of the Obligations, Borrower grants a security interest to Lender in all of Borrower's right, title and interest in and to the following described property ("Collateral"):

4.1 (a) All amounts advanced by Lender to or for the account of Borrower under this Agreement to fund a Mortgage Loan until that Mortgage Loan is closed and those funds disbursed.

4.1 (b) All Mortgage Loans, including all Mortgage Notes, Mortgages and Security Agreements evidencing or securing those Mortgage Loans, that are delivered or caused to be delivered to Lender (including delivery to a third party on behalf of Lender), or that otherwise come into the possession, custody or control of Lender (including the possession, custody or control of a third party on behalf of Lender) for the purpose of pledge or in respect of which Lender has made a Warehousing Advance under this Agreement (collectively, "Pledged Loans").

4.1 (c) All Mortgage-backed Securities that are created in whole or in part on the basis of Pledged Loans or that are delivered or caused to be delivered to Lender (including delivery to a third party on behalf of Lender), or that otherwise come into the possession, custody or control of Lender (including the possession, custody or control of a third party on behalf of Lender) or that are registered by book-entry in the name of Lender (including registration in the name of a third party on behalf of Lender), in each case for the purpose of pledge, or in respect of which an Advance has been made by Lender under this Agreement (collectively, "Pledged Securities").

4.1 (d) All private mortgage insurance and all commitments issued by the VA or FHA to insure or guarantee any Mortgage Loans included in the Pledged Loans; all Purchase Commitments held by Borrower covering Pledged Loans or Pledged Securities, and all proceeds from the sale of Pledged Loans or Pledged Securities to Investors pursuant to those Purchase Commitments; and all personal property, contract rights, servicing rights or contracts and servicing fees and income or other proceeds, amounts and payments payable to Borrower as compensation or reimbursement, accounts, payments, intangibles and general intangibles of every kind relating to Pledged Loans, Pledged Securities, Purchase Commitments, VA commitments or guaranties, FHA commitments, private mortgage insurance and commitments, and all other documents or instruments relating to Pledged Loans and Pledged Securities, including any interest of Borrower in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to Pledged Loans.

4.1 (e) All escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the Collateral) and other information and data of Borrower relating to the property described in this Section 4.1.

4.1 (f) All cash, whether now existing or acquired after the date of this Agreement, delivered to or otherwise in the possession of Lender, the Funding Bank or Lender's agent, bailee or custodian or designated on the books and records of Borrower as assigned and pledged to Lender, including all cash deposited in the Cash Collateral Account and the Wire Disbursement Account.





                                                                        Page 4-1

4.1 (g) All cash and non-cash proceeds of the Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Collateral, and all products and proceeds of the Collateral, together with whatever is receivable or received when the Collateral or proceeds of Collateral are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including all rights to payment with respect to any cause of action affecting or relating to the Collateral or proceeds of Collateral.

4.2.    Maintenance of Collateral Records

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must preserve and maintain, at its chief executive office and principal place of business or in a regional office approved by Lender, or in the office of a computer service bureau engaged by Borrower and approved by Lender and, upon request, make available to Lender the originals, or copies in any case where the originals have been delivered to Lender or to an Investor, of the Mortgage Notes, Mortgages and Security Agreements included in Pledged Loans, Mortgage-backed Securities delivered to Lender as Pledged Securities, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

4.3.    Release of Security Interest in Pledged Loans and Pledged Securities

4.3 (a) Except as provided in Section 4.3 (b), Lender will release its security interest in the Pledged Loans only against payment to Lender of the Release Amount in connection with those Pledged Loans. If Pledged Loans are transferred to a pool custodian or an Investor for inclusion in a Mortgage Pool and Lender's security interest in the Pledged Loans included in the Mortgage Pool is not released before the issuance of the related Mortgage-backed Security, then that Mortgage-backed Security, when issued, is a Pledged Security, Lender's security interest continues in the Pledged Loans backing that Pledged Security and Lender is entitled to possession of the Pledged Security in the manner provided in this Agreement.

4.3 (b) If Pledged Loans are transferred to an Approved Custodian and included in an Eligible Mortgage Pool, Lender's security interest in the Pledged Loans included in the Eligible Mortgage Pool will be released upon the delivery of the Agency Security to Lender (including delivery to or registration in the name of a third party on behalf of Lender) and that Agency Security is a Pledged Security. Lender's security interest in that Pledged Security will be released only against payment to Lender of the Release Amount in connection with the Mortgage Loans backing that Pledged Security.

4.3 (c) Lender has the exclusive right to possession of all Pledged Securities or, if Pledged Securities are issued in book-entry form or issued in certificated form and delivered to a clearing corporation (as that term is defined in the Uniform Commercial Code of Minnesota) or its nominee, Lender has the right to have the Pledged Securities registered in the name of a securities intermediary (as that term is defined in the Uniform Commercial Code of Minnesota) in an account containing only customer securities and credited to an account of Lender. Lender has no duty or obligation to deliver Pledged Securities to an Investor or to credit Pledged Securities to the account of an Investor or an Investor's designee except against payment for those Pledged Securities. Borrower acknowledges that Lender may enter into one or more standing arrangements with securities intermediaries with respect to Pledged Securities issued in book entry form or issued in certificated form and delivered to a clearing corporation or its designee, under which the Pledged Securities are registered in the name of the securities intermediary,




                                                                        Page 4-2
        and Borrower agrees, upon request of Lender, to execute and deliver to those securities intermediaries Borrower's written concurrence in any such standing arrangements.

4.3 (d) If no Default or Event of Default occurs, Borrower may redeem a Pledged Loan or Pledged Security from Lender's security interest by notifying Lender of its intention to redeem the Pledged Loan or Pledged Security from pledge and either (1) paying, or causing an Investor to pay, to Lender, for application as a prepayment on the principal balance of the Warehousing Note, the Release Amount in connection with the Pledged Loan or the Pledged Loans backing that Pledged Security, or (2) delivering substitute Collateral that, in addition to being acceptable to Lender in its sole discretion, will, when included with the remaining Collateral, result in a Warehousing Collateral Value of all Collateral held by Lender that is at least equal to the aggregate outstanding Warehousing Advances.

4.3 (e) After a Default or Event of Default occurs, Lender may, with no liability to Borrower or any Person, continue to release its security interest in any Pledged Loan or Pledged Security against payment of the Release Amount for that Pledged Loan or for the Pledged Loans backing that Pledged Security.

4.3 (f) The amount to be paid by Borrower to obtain the release of Lender's security interest in a Pledged Loan ("Release Amount") will be (1) in connection with the sale of a Pledged Loan by Borrower, the payment required in any bailee letter pursuant to which Lender ships that Pledged Loan to an Investor, Approved Custodian, pool custodian or other party, (2) in connection with the sale of a Pledged Loan by Lender while an Event of Default exists, the amount paid to Lender in a commercially reasonable disposition of that Pledged Loan or (3) otherwise, until an Event of Default occurs, the principal amount of the Warehousing Advance outstanding against the Pledged Loan.

4.3 (g) Upon expiration of the Warehousing Commitment pursuant to Section 1.2 and release of Lender's security interest in the Collateral as prescribed in this Section 4.3, Lender will use its best efforts to terminate any applicable UCC financing statement filings within 15 Business Days after such expiration and release.

4.4.    Collection and Servicing Rights

4.4 (a) If no Event of Default exists, Borrower may service and receive and collect directly all sums payable to Borrower in respect of the Collateral other than proceeds of any Purchase Commitment or proceeds of the sale of any Collateral. All proceeds of any Purchase Commitment or any other sale of Collateral must be paid directly to the Cash Collateral Account for application as provided in this Agreement.

4.4 (b) After an Event of Default, Lender or its designee is entitled to service and receive and collect all sums payable to Borrower in respect of the Collateral, and in such case (1) Lender or its designee in its discretion may, in its own name, in the name of Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but Lender has no obligation to do so, (2) Borrower must, if Lender requests it to do so, hold in trust for the benefit of Lender and immediately pay to Lender at its office designated by Notice, all amounts received by Borrower upon or in respect of any of the Collateral, advising Lender as to the source of those funds and (3) all amounts so received and collected by Lender will be held by it as part of the Collateral.





                                                                        Page 4-3

4.5.    Return of Collateral at End of Warehousing Commitment

If (a) the Warehousing Commitment has expired or been terminated, and (b) no Warehousing Advances, interest or other Obligations are outstanding and unpaid, Lender will release its security interest and will deliver all Collateral in its possession to Borrower at Borrower's expense. Borrower's acknowledgement or receipt for any Collateral released or delivered to Borrower under any provision of this Agreement is a complete and full acquittance for the Collateral so returned, and Lender is discharged from any liability or responsibility for that Collateral.

4.6.    Delivery of Collateral Documents

4.6 (a) Lender may deliver documents relating to the Collateral to Borrower for correction or completion under a Trust Receipt.

4.6 (b) If no Default or Event of Default exists, upon delivery by Borrower to Lender of shipping instructions pursuant to the applicable Exhibit B, Lender will deliver the Mortgage Notes evidencing Pledged Loans or Pledged Securities, together with all related loan documents and pool documents previously received by Lender under the requirements of the applicable Exhibit B, to the designated Investor or Approved Custodian or to another party designated by Borrower and acceptable to Lender in its sole discretion.

4.6 (c) If a Default or Event of Default exists, Lender may, without liability to Borrower or any other Person, continue to deliver Pledged Loans or Pledged Securities, together with all related loan documents and pool documents in Lender's possession, to the applicable Investor, or Approved Custodian or to another party acceptable to Lender in its sole discretion.




                                End of Article 4




                                                                        Page 4-4

5.      CONDITIONS PRECEDENT

5.1.    Initial Advance

The effectiveness of this Agreement, including Lender's obligation to make the initial Warehousing Advance, is subject to the satisfaction, in the sole discretion of Lender, of the following conditions precedent:

5.1 (a) Lender must receive the following, all of which must be satisfactory in form and content to Lender, in its sole discretion:

        (1) The Warehousing Note and this Agreement duly executed by Borrower.

        (2) ABMSI's articles or certificate of incorporation, together with all amendments, as certified by the Secretary of State of New Jersey, ABMSI's bylaws, together with all amendments, certified by the corporate secretary or assistant secretary of ABMSI, or a certificate of ABMSI stating that there has been no change in either ABMSI's articles or certificate of incorporation or bylaws since those delivered in connection with the Existing Agreement, and certificates of good standing dated within 30 days of the date of this Agreement, together with a certification from the Franchise Tax Board or other state tax authority stating that ABMSI is in good standing with the Franchise Tax Board or such state tax authority, if applicable.

        (3) A resolution of the board of directors of ABMSI authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each Warehousing Advance Request and all other agreements, instruments or documents to be delivered by ABMSI under this Agreement.

        (4) A certificate as to the incumbency and authenticity of the signatures of the officers of ABMSI executing this Agreement and the other Loan Documents, and of the officers and employees of ABMSI delivering each Warehousing Advance Request and all other agreements, instruments or documents to be delivered under this Agreement (Lender being entitled to rely on that certificate until a new incumbency certificate has been furnished to Lender).

        (5) Assumed Name Certificates dated within 30 days of the date of this Agreement for any assumed name used by ABMSI in the conduct of its business.

        (6) HACI's articles or certificate of incorporation, together with all amendments, as certified by the Secretary of State of Pennsylvania, HACI's bylaws, together with all amendments, certified by the corporate secretary or assistant secretary of HACI, or a certificate of HACI stating that there has been no change in either HACI's articles or certificate of incorporation or bylaws since those delivered in connection with the Existing Agreement, and certificates of good standing dated within 30 days of the date of this Agreement, together with a certification from the Franchise Tax Board or other state tax authority stating that ABMSI is in good standing with the Franchise Tax Board or such state tax authority, if applicable.

        (7) A resolution of the board of directors of HACI authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each Warehousing Advance Request and all other agreements, instruments or documents to be delivered by HACI under this Agreement.




                                                                        Page 5-1

        (8) A certificate as to the incumbency and authenticity of the signatures of the officers of HACI executing this Agreement and the other Loan Documents, and of the officers and employees of HACI delivering each Warehousing Advance Request and all other agreements, instruments or documents to be delivered under this Agreement (Lender being entitled to rely on that certificate until a new incumbency certificate has been furnished to Lender).

        (9) Assumed Name Certificates dated within 30 days of the date of this Agreement for any assumed name used by HACI in the conduct of its business.

        (10) ABCI's articles or certificate of incorporation, together with all amendments, as certified by the Secretary of State of Pennsylvania, ABCI's bylaws, together with all amendments, certified by the corporate secretary or assistant secretary of ABCI, or a certificate of ABCI stating that there has been no change in either ABCI's articles or certificate of incorporation or bylaws since those delivered in connection with the Existing Agreement, and certificates of good standing dated within 30 days of the date of this Agreement, together with a certification from the Franchise Tax Board or other state tax authority stating that ABMSI is in good standing with the Franchise Tax Board or such state tax authority, if applicable.

        (11) A resolution of the board of directors of ABCI authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each Warehousing Advance Request and all other agreements, instruments or documents to be delivered by ABCI under this Agreement.

        (12) A certificate as to the incumbency and authenticity of the signatures of the officers of ABCI executing this Agreement and the other Loan Documents, and of the officers and employees of ABCI delivering each Warehousing Advance Request and all other agreements, instruments or documents to be delivered under this Agreement (Lender being entitled to rely on that certificate until a new incumbency certificate has been furnished to Lender).

        (13) Assumed Name Certificates dated within 30 days of the date of this Agreement for any assumed name used by ABCI in the conduct of its business.

        (14) A favorable written opinion of counsel to Borrower and the Guarantor (or of separate counsel at the option of Borrower and the Guarantor), addressed to Lender and dated as of the date of this Agreement, covering such matters as Lender may reasonably request, including the subordination of Borrower's and Guarantor's debt securities offerings.

        (15) Uniform Commercial Code, tax lien and judgment searches of the appropriate public records for each Borrower that do not disclose the existence of any prior Lien on the Collateral other than in favor of Lender or as permitted under this Agreement.

        (16) Copies of each Borrower's errors and omissions insurance policy or mortgage impairment insurance policy, and blanket bond coverage policy, or certificates in lieu of policies, showing compliance by each Borrower as of the date of this Agreement with the provisions of Section 7.9.

        (17)    Receipt by Lender of any fees due on the date of this Agreement.

        (18) One or more agreements among Borrower, Lender and Fannie Mae in which Fannie Mae agrees to send all cash proceeds of Mortgage Loans sold by




                                                                        Page 5-2

                Borrower to Fannie Mae to the Cash Collateral Account, each in form and substance satisfactory to Lender.

5.1 (b) If Borrower is indebted to any of its directors, officers, shareholders or Affiliates, or to the Guarantor, as of the date of this Agreement, which indebtedness has a term of more than 1 year or is in excess of $25,000, the Person to whom Borrower is indebted must, if such indebtedness is not already subordinated to the Obligations by its terms have executed a Subordination of Debt Agreement, on the form prescribed by Lender; and Lender must have received an executed copy of that Subordination of Debt Agreement, certified by the corporate secretary or assistant secretary of Borrower to be true and complete and in full force and effect as of the date of the Warehousing Advance.

5.1 (c) Borrower must not have incurred any material liabilities, direct or contingent, other than in the ordinary course of its business, since the Audited Statement Date.

5.2.    Each Advance

The effectiveness of this Agreement, including Lender's obligation to make the initial and each subsequent Warehousing Advance is subject to the satisfaction, in the sole discretion of Lender, as of the date of each Warehousing Advance, of the following additional conditions precedent:

5.2 (a) Borrower must have delivered to Lender the Warehousing Advance Request and Collateral Documents required by, and must have satisfied the procedures set forth in, Article 2 and the Exhibits described in that Article. All items delivered to Lender must be satisfactory to Lender in form and content, and Lender may reject any item that does not satisfy the requirements of this Agreement or of the related Purchase Commitment.

5.2 (b) Lender must have received evidence satisfactory to it as to the making or continuation of any book entry or the due filing and recording in all appropriate offices of all financing statements and other instruments necessary to perfect the security interest of Lender in the Collateral under the Uniform Commercial Code or other applicable law.

5.2 (c) The representations and warranties of Borrower contained in Article 6 and Article 9 must be accurate and complete in all material respects as if made on and as of the date of each Warehousing Advance.

5.2 (d) Borrower must have performed all agreements to be performed by it under this Agreement, and after giving effect to the requested Warehousing Advance, no Default or Event of Default may exist under this Agreement.

5.2 (e) The Guarantor must have performed all agreements to be performed by the Guarantor under the Guaranty.

5.2 (f) As long as there are any Obligations to be paid or performed, neither Borrower nor Guarantor shall have offered or issued any debt securities which would be or are senior, or first in right to payment, to the Obligations.

Delivery of a Warehousing Advance Request by Borrower will be deemed a representation by Borrower that all conditions set forth in this Section have been satisfied as of the date of the Warehousing Advance.

5.3.    Force Majeure

Notwithstanding Borrower's satisfaction of the conditions set forth in this Agreement, Lender has no obligation to make a Warehousing Advance if Lender is prevented from obtaining the funds




                                                                        Page 5-3
necessary to make a Warehousing Advance, or is otherwise prevented from making a Warehousing Advance as a result of any fire or other casualty, failure of power, strike, lockout or other labor trouble, banking moratorium, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, insurrection, act of terrorism, war or other activity of armed forces, act of God or other similar reason beyond the reasonable control of Lender. Lender will make the requested Warehousing Advance as soon as reasonably possible following the occurrence of such an event.





                                End of Article 5




                                                                        Page 5-4

6.      GENERAL REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that:

6.1. Place of Business

Guarantor's, ABCI's, ABMSI's and HACI's chief executive office and principal place of business is 111 Presidential Boulevard, Suite 127, Bala Cynwyd, PA, 19004.

6.2.    Organization; Good Standing; Subsidiaries

ABMSI is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, HACI is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania, and ABCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania, and each Borrower has the full legal power and authority to own its property and to carry on its business as currently conducted. Each Borrower is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on Borrower's business, operations, assets or financial condition as a whole. For the purposes of this Agreement, good standing includes qualification for all licenses and payment of all taxes required in the jurisdiction of its incorporation and in each jurisdiction in which Borrower transacts business. Borrower has no Subsidiaries except as set forth on Exhibit D, which sets forth with respect to each Subsidiary, its name, address, jurisdiction of organization, each state in which it is qualified to do business, and the percentage ownership of its capital stock by Borrower. Each of Borrower's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the full legal power and authority to own its property and to carry on its business as currently conducted.


6.3. Authorization and Enforceability

Borrower has the power and authority to execute, deliver and perform this Agreement, the Warehousing Note and other Loan Documents to which Borrower is party and to make the borrowings under this Agreement. The execution, delivery and performance by Borrower of this Agreement, the Warehousing Note and the other Loan Documents to which Borrower is party and the making of the borrowings under this Agreement, and the Warehousing Note, have been duly and validly authorized by all necessary corporate action on the part of Borrower (none of which actions has been modified or rescinded, and all of which actions are in full force and effect) and do not and will not (a) conflict with or violate any provision of law, of any judgments binding upon Borrower, or of the articles of incorporation or by-laws of Borrower, or (b) conflict with or result in a breach of, constitute a default or require any consent under, or result in or require the acceleration of any indebtedness of Borrower under any agreement, instrument or indenture to which Borrower is a party or by which Borrower or its property may be bound or affected, or result in the creation of any Lien upon any property or assets of Borrower (other than the Lien on the Collateral granted under this Agreement). This Agreement, the Warehousing Note and the other Loan Documents constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights.




                                                                        Page 6-1

6.4.    Authorization and Enforceability of Guaranty

Each non-individual Guarantor has the power and authority, and each individual Guarantor has the legal capacity to execute, deliver and perform the Guaranty. The Guaranty constitutes the legal, valid, and binding obligation of each Guarantor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights.

6.5.    Approvals

The execution and delivery of this Agreement, the Warehousing Note and the other Loan Documents and the performance of Borrower's obligations under this Agreement, the Warehousing Note and the other Loan Documents and the validity and enforceability of this Agreement, the Warehousing Note and the other Loan Documents do not require any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority other than those that have been obtained and remain in full force and effect.

6.6.    Financial Condition

The balance sheet of Guarantor (and its Subsidiaries, on a consolidated basis) as of each Statement Date, and the related statements of income, cash flows and changes in stockholders' equity for the fiscal period ended on each Statement Date, furnished to Lender, fairly present the financial condition of Guarantor (and its Subsidiaries, on a consolidated basis) as at that Statement Date and the results of its operations for the fiscal period ended on that Statement Date. Neither Guarantor nor Borrower had, on each Statement Date, known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, those financial statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Guarantor except as previously disclosed to Lender in writing. Those financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Audited Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of Guarantor (and its Subsidiaries, on a consolidated basis), nor is Guarantor or Borrower aware of any state of facts that (with or without notice or lapse of time or both) would or could result in any such material adverse change.

6.7.    Litigation

There are no actions, claims, suits or proceedings pending or, to Borrower's knowledge, threatened or reasonably anticipated against or affecting Borrower or any Subsidiary of Borrower in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency that, if adversely determined, may reasonably be expected to result in a material adverse change in Borrower's business, operations, assets or financial condition as a whole, or that would affect the validity or enforceability of this Agreement, the Warehousing Note or any other Loan Document.

6.8.    Compliance with Laws

Neither Borrower nor any Subsidiary of Borrower is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority that could result in a material adverse change in Borrower's business, operations, assets or financial condition as a whole or that would affect the validity or enforceability of this Agreement, the Warehousing Note or any other Loan Document.




                                                                        Page 6-2

6.9.    Regulation U

Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Warehousing Advance made under this Agreement will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

6.10.   Investment Company Act

Borrower is not an "investment company" or controlled by an "investment company " within the meaning of the Investment Company Act.

6.11.   Payment of Taxes

Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local income, excise, property and other tax returns that are required to be filed with respect to the operations of Borrower and its Subsidiaries, all such returns are true and correct and Borrower and each of its Subsidiaries has paid or caused to be paid all taxes shown on those returns or on any assessment, to the extent that those taxes have become due, including all FICA payments and withholding taxes, if appropriate. The amounts reserved as a liability for income and other taxes payable in the financial statements described in Section 6.6 are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of Borrower and its Subsidiaries accrued for or applicable to the period and on the dates of those financial statements and all years and periods prior to those financial statements and for which Borrower and its Subsidiaries may be liable in their own right or as transferee of the assets of, or as successor to, any other Person. Other than with respect to real property owned by Borrower as a result of foreclosure or deed in lieu of foreclosure, no tax Liens have been filed and no material claims are being asserted against Borrower, any Subsidiary of Borrower or any property of Borrower or any Subsidiary of Borrower with respect to any taxes, fees or charges.

6.12.   Agreements

Neither Borrower nor any Subsidiary of Borrower is a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 6.6. Neither Borrower nor any Subsidiary of Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could result in a material adverse change in Borrower's business, operations, properties or financial condition as a whole. No holder of any indebtedness of Borrower or of any of its Subsidiaries has given notice of any asserted default under that indebtedness, and no liquidation or dissolution of Borrower or of any of its Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Borrower or of any of its Subsidiaries or any of its or their properties is pending, or to the knowledge of Borrower, threatened.

6.13.   Title to Properties

Borrower and each Subsidiary of Borrower has good, valid, insurable and (in the case of real property) marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 6.6, except for those properties and assets that Borrower has disposed of since the date of those financial statements either in the ordinary course of business or because they were no longer used or useful in the




                                                                        Page 6-3
conduct of Borrower's or the Subsidiary's business. All of Borrower's properties and assets are free and clear of all Liens except as disclosed in Borrower's financial statements.

6.14.   ERISA

Each Plan is in compliance with all applicable requirements of ERISA and the Internal Revenue Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Internal Revenue Code setting forth those requirements, except where any failure to comply would not result in a material loss to Borrower or any ERISA Affiliate. All of the minimum funding standards or other contribution obligations applicable to each Plan have been satisfied. No Plan is a defined-benefit pension plan subject to Title IV of ERISA, and there is no Multiemployer Plan.

6.15. No Retiree Benefits

Except as required under Section 4980B of the Internal Revenue Code, Section 601 of ERISA or applicable state law, neither Borrower nor, if applicable, any Subsidiary is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

6.16.   Assumed Names

Borrower does not originate Mortgage Loans or otherwise conduct business under any names other than its legal name and the assumed names set forth on Exhibit
G. Borrower has made all filings and taken all other action as may be required under the laws of any jurisdiction in which it originates Mortgage Loans or otherwise conducts business under any assumed name. Borrower's use of the assumed names set forth on Exhibit G does not conflict with any other Person's legal rights to any such name, nor otherwise give rise to any liability by Borrower to any other Person. Borrower may amend Exhibit G to add or delete any assumed names used by Borrower to conduct business. An amendment to Exhibit G to add an assumed name is not effective until Borrower has delivered to Lender an assumed name certificate in the jurisdictions in which the assumed name is to be used, which must be satisfactory in form and content to Lender, in its sole discretion. In connection with any amendment to delete a name from Exhibit G, Borrower represents and warrants that it has ceased using that assumed name in all jurisdictions.

6.17.   Servicing

Exhibit C is a true and complete list of Borrower's Servicing Portfolio. All of Borrower's Servicing Contracts are in full force and effect, and are unencumbered by Liens other than Liens disclosed in Exhibit C. No default or event that, with notice or lapse of time or both, would become a default, exists under any of Borrower's Servicing Contracts.

6.18.   Subordinated Debt Securities

During the term of this Agreement, each offering or issuance of debt securities undertaken by either Borrower or Guarantor has been and is subordinated in right of payment to the Obligations.





                                End of Article 6




                                                                        Page 6-4

7.      AFFIRMATIVE COVENANTS

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must:

7.1.    Payment of Obligations

Punctually pay or cause to be paid all Obligations, including the Obligations payable under this Agreement and under the Warehousing Note, in accordance with their terms.

7.2.    Financial Statements

Deliver to Lender:

7.2 (a) As soon as available and in any event within 45 days after the end of each fiscal quarter of Guarantor, including the last fiscal quarter of Guarantor 's fiscal year, an interim statement of income of Guarantor (and Guarantor 's Subsidiaries, on a consolidated basis) for that fiscal quarter and the period from the beginning of the fiscal year to the end of that fiscal quarter, and the related balance sheet as at the end of that fiscal quarter, all in reasonable detail, subject, however, to year-end audit adjustments.

7.2 (b) As soon as available and in any event within 90 days after the end of each fiscal year of Guarantor, fiscal year-end statements of income, changes in stockholders' equity and cash flow of Guarantor (and Guarantor 's Subsidiaries, on a consolidated basis) for that year, and the related balance sheet as of the end of that year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by (1) an opinion as to those financial statements in form and prepared by independent certified public accountants of recognized standing acceptable to Lender and (2) any management letters, management reports or other supplementary comments or reports delivered by those accountants to Guarantor or its board of directors.

7.2 (c) Together with each delivery of financial statements required by this Section, a Compliance Certificate substantially in the form of Exhibit E.

7.2 (d) If requested by Lender, copies of all regular or periodic financial and other reports that Borrower files with the Securities and Exchange Commission or any successor governmental agency or other entity.

7.3.    Other Borrower Reports

Deliver to Lender:

7.3 (a) As soon as available and in any event within 45 days after the end of each Calendar Quarter, consolidated loan production information as of the end of that month.

7.3 (b) As soon as available and in any event within 30 days after the end of each calendar month, a report detailing any and all repurchase requests and the status thereof and any and all indemnification agreements entered into by Borrower with respect to such repurchase requests no later than the last day of the month immediately following each calendar month end.





                                                                        Page 7-1

7.3 (c) Other reports in respect of Pledged Assets, including copies of purchase confirmations issued by Investors purchasing Pledged Loans from Borrower, in such detail and at such times as Lender in its discretion may reasonably request.

7.3 (d) With reasonable promptness, all further information regarding the business, operations, properties or financial condition of Borrower as Lender may reasonably request, including copies of any audits completed by HUD, Ginnie Mae, Fannie Mae or Freddie Mac.

7.4.    Maintenance of Existence; Conduct of Business

Preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, including its eligibility as lender, seller/servicer and issuer described under Section 9.1; conduct its business in an orderly and efficient manner; maintain a net worth of acceptable assets as required for maintaining Borrower's eligibility as lender, seller/servicer and issuer described under Section 9.1; and make no material change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement.

7.5.    Compliance with Applicable Laws

Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could result in a material adverse change in Borrower's business, operations, assets, or financial condition as a whole or on the enforceability of this Agreement, the Warehousing Note, any other Loan Document or any Collateral, except where contested in good faith and by appropriate proceedings.

7.6.    Inspection of Properties and Books; Operational Reviews

Permit Lender or any Participant (and their authorized representatives) to discuss the business, operations, assets and financial condition of Guarantor and its Subsidiaries with Guarantor's officers, agents and employees, and to examine and make copies or extracts of Guarantor's and its Subsidiaries' books of account, all at such reasonable times as Lender or any Participant may request; provided, that unless a Default or Event of Default has occurred and is continuing, Lender shall not conduct more than 2 such inspections in any calendar year. Provide its accountants with a copy of this Agreement promptly after its execution and authorize and instruct them to answer candidly all questions that the officers of Lender or any Participant or any authorized representatives of Lender or any Participant may address to them in reference to the financial condition or affairs of Guarantor and its Subsidiaries. Guarantor may have its representatives in attendance at any meetings held between the officers or other representatives of Lender or any Participant and Guarantor's accountants under this authorization. Permit Lender or any Participant (and their authorized representatives) access to Borrower's premises and records for the purpose of conducting a review of Borrower's general mortgage business methods, policies and procedures, auditing its loan files and reviewing the financial and operational aspects of Borrower's business. As long as no Default or Event of Default exists, such discussions, examinations, copies and meetings will be at the expense of Lender, but any discussions, examinations, copies and meetings that occur while any Default or Event of Default is continuing will be at the expense of Borrower.

7.7.    Notice

Give prompt Notice to Lender of (a) any action, suit or proceeding instituted by or against Guarantor or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign), which action, suit or proceeding has at issue in excess of $250,000, or any such proceedings threatened against




                                                                        Page 7-2

Guarantor or any of its Subsidiaries in a writing containing the details of that action, suit or proceeding; (b) the filing, recording or assessment of any federal, state or local tax Lien against Guarantor, or any of its assets or any of its Subsidiaries; (c) an Event of Default; (d) a Default that continues for more than 4 days; (e) the suspension, revocation or termination of Borrower's eligibility, in any respect, as lender, seller/servicer or issuer as described under Section 9.1; (f) the transfer, loss, nonrenewal or termination of any Servicing Contracts to which Borrower is a party, or which is held for the benefit of Borrower, and the reason for that transfer, loss, nonrenewal or termination excluding, however, any transfer, loss, nonrenewal or termination arising out of (y) a sale of Mortgage Loans in the ordinary course of business with investors, or (z) the termination of a securitization for reasons other than a default related to the servicing of Mortgage Loans thereunder; (g) any Prohibited Transaction with respect to any Plan, specifying the nature of the Prohibited Transaction and what action Borrower proposes to take with respect to it; and (h) any other action, event or condition of any nature that could lead to or result in a material adverse change in the business, operations, assets or financial condition of Guarantor or any of its Subsidiaries.

7.8.    Payment of Debt, Taxes and Other Obligations

Pay, perform and discharge, or cause to be paid, performed and discharged, all of the obligations and indebtedness of Borrower and its Subsidiaries, all taxes, assessments and governmental charges or levies imposed upon Borrower or its Subsidiaries or upon their respective income, receipts or properties before those taxes, assessments and governmental charges or levies become past due, and all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could become a Lien or charge upon any of their respective properties or assets. Borrower and its Subsidiaries are not required to pay, however, any taxes, assessments and governmental charges or levies or claims for labor, materials or supplies for which Borrower or its Subsidiaries have obtained an adequate bond or insurance or that are being contested in good faith and by proper proceedings that are being reasonably and diligently pursued and for which proper reserves have been created.

7.9.    Insurance

Maintain blanket bond coverage and errors and omissions insurance or mortgage impairment insurance, with such companies and in such amounts as satisfy prevailing requirements applicable to a lender, seller/servicer and issuer described under Section 9.1, and liability insurance and fire and other hazard insurance on its properties, in each case with responsible insurance companies acceptable to Lender, in such amounts and against such risks as is customarily carried by similar businesses operating in the same location. Within 30 days after Notice from Lender, obtain such additional insurance as Lender may reasonably require, all at the sole expense of Borrower. Copies of such policies must be furnished to Lender without charge upon request of Lender.

7.10.   Closing Instructions

Indemnify and hold Lender harmless from and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of any title insurance company, agent or attorney to comply with Borrower's disbursement or instruction letter relating to any Mortgage Loan. Lender has the right to pre-approve Borrower's choice of title insurance company, agent or attorney and Borrower's disbursement or instruction letter to them in any case in which Borrower intends to obtain a Warehousing Advance against the Mortgage Loan to be created at settlement or to pledge that Mortgage Loan as Collateral under this Agreement. In any event, Borrower's disbursement or instruction letter must include the following language:


         Residential Funding Corporation has a security interest in any amounts advanced by it to fund this mortgage loan and in the mortgage loan funded with those amounts. You




                                                                        Page 7-3
         must promptly return any amounts advanced by Residential Funding Corporation and not used to fund this mortgage loan. You also must immediately return all amounts advanced by Residential Funding Corporation if this mortgage loan does not close and fund within 1 Business Day of your receipt of those funds.


7.11.   Subordination of Certain Indebtedness

Cause any indebtedness of Borrower to any shareholder, director, officer or Affiliate of Borrower, or to any Guarantor, which indebtedness has a term of more than 1 year or is in excess of $25,000, to be subordinated to the Obligations by the execution and delivery to Lender of a Subordination of Debt Agreement, on the form prescribed by Lender, certified by the corporate secretary of Borrower to be true and complete and in full force and effect.

7.12.   Other Loan Obligations

Perform all material obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which Borrower is bound or to which any of its property is subject, and promptly notify Lender in writing of a declared default under or the termination, cancellation, reduction or nonrenewal of any of its other lines of credit or agreements with any other lender. Exhibit F is a true and complete list of all such lines of credit or agreements as of the date of this Agreement. Borrower must give Lender Notice within 5 Business Days after entering into any additional lines of credit or agreements.

7.13.   ERISA

Maintain (and, if applicable, cause each ERISA Affiliate to maintain) each Plan in compliance with all material applicable requirements of ERISA and of the Internal Revenue Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Internal Revenue Code, and not (and, if applicable, not permit any ERISA Affiliate to), (a) engage in any transaction in connection with which Borrower or any ERISA Affiliate would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Internal Revenue Code, in either case in an amount exceeding $25,000 or (b) fail to make full payment when due of all amounts that, under the provisions of any Plan, Borrower or any ERISA Affiliate is required to pay as contributions to that Plan, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $25,000.

7.14.   Use of Proceeds of Warehousing Advances

Use the proceeds of each Warehousing Advance solely for the purpose of funding Eligible Loans and against the pledge of those Eligible Loans as Collateral.

7.15.   Security Interests in Servicing Contracts

With respect to Pledged Loans, if there exists a pledge of or a security interest in the Servicing Contract corresponding to such Pledged Loan in favor of any Person other than Lender, Borrower will obtain the release and termination of such pledge and security interest concurrent with such Mortgage Loan becoming a Pledged Loan.




                                End of Article 7



                                                                        Page 7-4

8.      NEGATIVE COVENANTS

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed, Borrower must not, either directly or indirectly, without the prior written consent of Lender:

8.1.    Contingent Liabilities

Assume, guarantee, endorse, or otherwise become contingently liable for the obligation of any Person, except (a) by one Borrower of the obligations of another, (b) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (c) by any Borrower of the obligations of an Affiliate provided the aggregate amount of such obligations outstanding does not exceed $109,000.

8.2.    Pledge of Servicing Contracts

With respect to Pledged Loans, pledge or grant a security interest in any existing or future Servicing Contracts of Borrower other than to Lender, or omit to take any action required to keep all of Borrower's Servicing Contracts in full force and effect.

8.3.    Restrictions on Fundamental Changes

8.3 (a) Consolidate, merge or enter into any analogous reorganization or transaction with any Person; provided, however, Borrower may acquire a substantial part of the assets of another as long as such assets consist of (i) assets acceptable to Lender, and (ii) other assets related to the mortgage banking business with an aggregate value not to exceed $ 1,000,000 in any fiscal year, and Borrower provides Lender with at least 5 Business Days advance Notice of such acquisition.

8.3 (b) Amend or otherwise modify Borrower's articles of incorporation or by-laws.

8.3 (c) Liquidate, wind up or dissolve (or suffer any liquidation or dissolution); provided, however, Borrower may acquire a substantial part of the assets of another as long as such assets consist of (i) assets acceptable to Lender, and (ii) other assets related to the mortgage banking business with an aggregate value not to exceed $ 1,000,000 in any fiscal year, and Borrower provides Lender with at least 5 Business Days advance Notice of such acquisition.

8.3 (d) Cease actively to engage in the business of originating or acquiring Mortgage Loans or make any other material change in the nature or scope of the business in which Borrower engages as of the date of this Agreement.

8.3 (e) Sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or any substantial part of Borrower's business or assets, whether now owned or acquired after the Closing Date, other than, in the ordinary course of business and to the extent not otherwise prohibited by this Agreement, sales of
        (1) Mortgage Loans, (2) Mortgage-backed Securities and (3) Servicing Contracts.

8.3 (f) Acquire by purchase or in any other transaction all or substantially all of the business or property of, or stock or other ownership interests of, any Person.

8.3 (g) Permit any Subsidiary of Borrower to do or take any of the foregoing actions.





                                                                        Page 8-1

8.4.    Subsidiaries

Form or acquire, or permit any Subsidiary of Borrower to form or acquire, any Person that would thereby become a Subsidiary, except in connection with the establishment of any wholly-owned special purpose entity or special purpose vehicle in connection with the sale of Mortgage Loans to such entity.

8.5.    Deferral of Subordinated Debt

Pay any Subordinated Debt of Borrower in advance of its stated maturity or, after a Default or Event of Default under this Agreement has occurred, make any payment of any kind on any Subordinated Debt of Borrower until all of the Obligations have been paid and performed in full and any applicable preference period has expired; or permit the outstanding principal balance of Subordinated Debt at any time to be more than 10% less than the outstanding principal balance of Subordinated Debt at the end of the last Calendar Quarter.

8.6.    Loss of Eligibility

Take any action that would cause Borrower to lose all or any part of its status as an eligible lender, seller/servicer or issuer as described under Section 9.1.

8.7.    Accounting Changes

Make, or permit any Guarantor or any of its Subsidiaries to make, any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year or the fiscal year of any Subsidiary of Guarantor.

8.8.    Leverage Ratio

Permit Guarantor's Leverage Ratio at any time to exceed 18 to 1.

8.9.    Minimum Tangible Net Worth

Permit Guarantor's Tangible Net Worth at any time to be less than $35,000,000.

8.10.   Net Income

Permit net income of Guarantor (and its Subsidiaries, on a consolidated basis) to be less than zero for any 2 consecutive Calendar Quarters.

8.11.   Minimum Liquid Assets

Permit the Liquid Assets of Guarantor (and its Subsidiaries, on a consolidated basis) at any time to be less than 30% of the amount of principal scheduled to become due on Subordinated Debt during the next 3 months.

8.12.   Distributions to Shareholders

For any fiscal year, declare or pay any dividends or otherwise declare or make any distribution to Borrower's shareholders (including any purchase or redemption of stock) if a Default or Event of Default exists or would occur as a result of the dividend or distribution.




                                                                        Page 8-2

8.13.   Transactions with Affiliates

Directly or indirectly (a) make any loan, advance, extension of credit or capital contribution to any of Borrower's Affiliates, except to the other Borrowers or in the ordinary course of business on terms no less favorable than those that such Borrower could obtain in an arms-length transaction with an unaffiliated Person, (b) sell, transfer, pledge or assign any of its assets to or on behalf of those Affiliates, (c) merge or consolidate with or purchase or acquire assets from those Affiliates, except to the other Borrowers or in the ordinary course of business on terms no less favorable than those that such Borrower could obtain in an arms-length transaction with an unaffiliated Person, or (d) pay management fees to or on behalf of those Affiliates; provided, however, Borrower may pay fees to (i) Borrower's independent, outside directors in an aggregate amount not to exceed $750,000 in any fiscal year of Borrower, and (ii) Anthony J. Santilli and Beverly Santilli, as long as they remain officers of Borrower, in accordance with both the compensation provisions of their respective employment agreements and the approval of Borrower's board of directors, as long as no Default or Event of Default exists or would occur as a result of the payment of such fees.

8.14.   Recourse Servicing Contracts

Acquire or enter into Servicing Contracts under which Borrower must repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of those Mortgage Loans.

8.15.   Gestation Agreements

Directly or indirectly sell or finance a Mortgage Loan under any Gestation Agreement if the Mortgage Loan is or was previously pledged to Lender as Collateral under this Agreement, except pursuant to the Gestation Agreement described on Exhibit F attached hereto and made a part hereof.

8.16.   Hedging Arrangements

With respect to each Hedging Arrangement entered into by Borrower, pledge or grant a security interest in such Hedging Arrangement, including Borrower's accounts in which those Hedging Arrangements are held.



                                End of Article 8




                                                                        Page 8-3

9.      SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS
        CONCERNING COLLATERAL

9.1. Special Representations and Warranties Concerning Eligibility as Seller/Servicer of Mortgage Loans

Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that Borrower is approved and qualified and in good standing as a lender, seller/servicer or issuer, as set forth below, and meets all requirements applicable to its status as a Lender-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Lender.

9.2.    Special Representations and Warranties Concerning Warehousing
        Collateral

Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that:

9.2 (a) Borrower has not selected the Collateral in a manner so as to affect adversely Lender's interests.

9.2 (b) Borrower is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted under this Agreement), of the Pledged Loans and the Pledged Securities. All Pledged Loans, Pledged Securities and related Purchase Commitments have been duly authorized and validly issued to Borrower, and all of the foregoing items of Collateral comply with all of the requirements of this Agreement, and have been and will continue to be validly pledged or assigned to Lender, subject to no other Liens.

9.2 (c) Borrower has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it under this Agreement.

9.2 (d) Each Mortgage Loan and each related document included in the Pledged Loans (1) has been duly executed and delivered by the parties to that Mortgage Loan and that related document, (2) has been made in compliance with all applicable laws, rules and regulations (including all laws, rules and regulations relating to usury), (3) is and will continue to be a legal, valid and binding obligation, enforceable in accordance with its terms, without setoff, counterclaim or defense in favor of the mortgagor under the Mortgage Loan or any other obligor on the Mortgage Note and (4) has not been modified, amended or any requirements of which waived, except in a writing that is part of the Collateral Documents.

9.2 (e) Each Pledged Loan is secured by a Mortgage on real property located in one of the states of the United States or the District of Columbia.

9.2 (f) Unless Third Party Originated Loans are permitted, each Pledged Loan has been closed or will be closed and funded with the Warehousing Advance made against it.

9.2 (g) Except for open-ended Second Mortgage Loans, each Mortgage Loan has been fully advanced in the face amount of its Mortgage Note.






                                                                        Page 9-1

9.2 (h) Each First Mortgage is secured by a first Lien (subject to any Lien for taxes, assessments or other governmental charges not yet due and payable) on the premises described in that Mortgage.

9.2 (i) Each Second Mortgage Loan is secured by a second Lien (subject to the Lien of the corresponding First Mortgage and any Lien for taxes, assessments or other governmental charges not yet due and payable) on the premises described in that Mortgage.

9.2 (j) To the extent required by the related Purchase Commitment or by Investors generally for similar Mortgage Loans, each Second Mortgage Loan has or will have a title insurance policy, in ALTA form or equivalent, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing those Mortgage Loans.

9.2 (k) Each First Mortgage Loan has or will have a title insurance policy, in ALTA form or equivalent, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing those Mortgage Loans.

9.2 (l) Each Mortgage Loan has been evaluated or appraised in accordance with Title XI of FIRREA.

9.2 (m) The Mortgage Note for each Pledged Loan is (1) payable or endorsed to the order of Borrower, (2) an "instrument" within the meaning of Article 9 of the Uniform Commercial Code of all applicable jurisdictions and (3) is denominated and payable in United States dollars.

9.2 (n) No default has existed for 60 days or more under any Mortgage Loan included in the Pledged Loans.

9.2 (o) No party to a Mortgage Loan or any related document is in violation of any applicable law, rule or regulation that would impair the collectibility of the Mortgage Loan or the performance by the mortgagor or any other obligor of its obligations under the Mortgage Note or any related document.

9.2 (p) All fire and casualty policies covering the premises encumbered by each Mortgage included in the Pledged Loans (1) name and will continue to name Borrower and its successors and assigns as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance generally available.

9.2 (q) Pledged Loans secured by premises located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency are and will continue to be covered by special flood insurance under the National Flood Insurance Program.

9.2 (r) Each Pledged Loan against which a Warehousing Advance is made on the basis of a Purchase Commitment meets all of the requirements of that Purchase Commitment, and each Pledged Security against which a Warehousing Advance is outstanding meets all of the requirements of the related Purchase Commitment.

9.2 (s) Pledged Loans that are intended to be exchanged for Agency Securities comply or, prior to the issuance of the Agency Securities will comply, with the requirements of any




                                                                        Page 9-2
        governmental instrumentality, department or agency issuing or guaranteeing the Agency Securities.

9.2 (t) Pledged Loans that are intended to be used in the formation of Mortgage-backed Securities (other than Agency Securities) comply with the requirements of the issuer of the Mortgage-backed Securities (or its sponsor) and of the Rating Agencies.

9.2 (u) The original assignments of Mortgage delivered to Lender for each Pledged Loan are in recordable form and comply with all applicable laws and regulations governing the filing and recording of such documents.

9.2 (v) No Pledged Loan delivered to Lender is a Discontinued Loan.

9.2 (w) Each Pledged Loan secured by real property to which a Manufactured Home is affixed will create a valid Lien on that Manufactured Home that will have priority over any other Lien on the Manufactured Home, whether or not arising under applicable real property law.

9.3.    Special Affirmative Covenants Concerning Warehousing Collateral

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must:

9.3 (a) Warrant and defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons not claiming solely by or through Lender.

9.3 (b) Service or cause to be serviced all Pledged Loans in accordance with the standard requirements of the issuers of Purchase Commitments covering them and all applicable HUD, Fannie Mae and Freddie Mac requirements, including taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans. Service or cause to be serviced all Mortgage Loans backing Pledged Securities in accordance with applicable governmental requirements and requirements of issuers of Purchase Commitments covering them. Hold all escrow funds collected in respect of Pledged Loans and Mortgage Loans backing Pledged Securities in trust, without commingling the same with non-custodial funds, and apply them for the purposes for which those funds were collected.

9.3 (c) Execute and deliver to Lender with respect to the Collateral those further instruments of sale, pledge, assignment or transfer, and those powers of attorney, as reasonably required by Lender, and do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded Lender under this Agreement.

9.3 (d) Notify Lender within 2 Business Days of any default under, or of the termination of, any Purchase Commitment relating to any Pledged Loan, Eligible Mortgage Pool, or Pledged Security.

9.3 (e) Promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions of or to all Purchase Commitments. Deliver or cause to be delivered to the Investor the Pledged Loans and Pledged Securities to be sold under each Purchase Commitment not later than the mandatory delivery date of the Pledged Loans or Pledged Securities under the Purchase Commitment.





                                                                        Page 9-3

9.3 (f) Prior to the origination by Borrower of any Mortgage Loans for sale to Fannie Mae, enter into an agreement among Borrower, Lender and Fannie Mae, pursuant to which Fannie Mae agrees to send all cash proceeds of Mortgage Loans sold by Borrower to Fannie Mae to the Cash Collateral Account.

9.3 (g) Prior to the origination by Borrower of any Mortgage Loan to be registered on the MERS system, obtain the approval of Lender and enter into an Electronic Tracking Agreement.

9.4.    Special Negative Covenants Concerning Warehousing Collateral

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed, Borrower must not, either directly or indirectly, without the prior written consent of Lender:

9.4 (a) Amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Loans or Pledged Securities.

9.4 (b) Sell, transfer or assign, or grant any option with respect to, or pledge (except under this Agreement and, with respect to each Pledged Loan or Pledged Security, the related Purchase Commitment) any of the Collateral or any interest in any of the Collateral.

9.4 (c) Make any compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.





                                End of Article 9

                                                                        Page 9-4

10.     DEFAULTS; REMEDIES

10.1.   Events of Default

The occurrence of any of the following is an event of default
("Event of Default"):

10.1(a) Borrower fails to pay the principal of any Warehousing Advance when due, whether at stated maturity, by acceleration, or otherwise; or fails to pay any installment of interest on any Warehousing Advance within 9 days after the date of Lender's invoice or, if applicable, within 2 days after the date of Lender's account analysis statement; or fails to pay, within any applicable grace period, any other amount due under this Agreement or any other Obligation of Borrower to Lender.

10.1(b) Guarantor or any of its Subsidiaries fails to pay, or defaults in the payment of any principal or interest on, any other indebtedness or any contingent obligation within any applicable grace period; breaches or defaults with respect to any other material term of any other indebtedness or of any loan agreement, mortgage, indenture or other agreement relating to that indebtedness, if the effect of that breach or default is to cause, or to permit the holder or holders of that indebtedness (or a trustee on behalf of such holder or holders) to cause, indebtedness of Guarantor or its Subsidiaries in the aggregate amount of $500,000 or more to become or be declared due before its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise).

10.1(c) Borrower or Guarantor fails to perform or comply with any term or condition applicable to it contained in Sections 7.4 or 7.14 or in any Section of Article 8.

10.1(d) Any representation or warranty made or deemed made by Borrower under this Agreement, in any other Loan Document or in any written statement or certificate at any time given by Borrower is inaccurate or incomplete in any material respect on the date as of which it is made or deemed made.

10.1(e) Borrower or Guarantor defaults in the performance of or compliance with any term contained in this Agreement or any other Loan Document other than those referred to in Sections 10.1 (a), 10.1(b) 10.1 (c) or 10.1
        (d) and such default has not been remedied or waived within 30 days after the earliest of (1) receipt by Borrower or Guarantor of Notice from Lender of that default, (2) receipt by Lender of Notice from Borrower or Guarantor of that default or (3) the date Borrower should have notified Lender of that default under Section 7.7(c) or 7.7(d).

10.1(f) An "event of default" (however defined) occurs under any agreement between Borrower or Guarantor and Lender other than this Agreement and the other Loan Documents.

10.1(g) (1) A court having jurisdiction shall enter a decree or order for relief in respect of the Guarantor, Borrower or any other Subsidiary of the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Guarantor, Borrower or any other Subsidiary of the Guarantor now or hereafter in effect, which decree or order is not stayed; the Guarantor, Borrower or any other Subsidiary of the Guarantor shall consent to the entry of any such decree or order; or a filing of a voluntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Guarantor, Borrower or any other Subsidiary of the Guarantor has occurred; or any other similar relief shall be granted under any applicable federal or state law; or (2) the filing of an involuntary case in respect of the Guarantor, Borrower or any other Subsidiary of the Guarantor under any applicable bankruptcy, insolvency or other similar law; or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee,




                                                                       Page 10-1
        custodian or other officer having similar powers over the Guarantor, Borrower or any other Subsidiary of the Guarantor, or over all or a substantial part of their respective property, shall have been entered; or the involuntary appointment of an interim or permanent receiver, trustee or other custodian of the Guarantor, Borrower or any other Subsidiary of the Guarantor for all or a substantial part of their respective property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Guarantor, Borrower or any other Subsidiary of the Guarantor, and the continuance of any such events in Subsection (2) above for 45 days unless dismissed, bonded off or discharged.

10.1(h) Borrower fails to perform any contractual obligation to repurchase
        Mortgage Loans, if such obligations in the aggregate exceed $500,000.

10.1(i) Any money judgment, writ or warrant of attachment or similar process involving in an amount in excess of $ 500,000 is entered or filed against Guarantor or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of 30 days or 5 days before the date of any proposed sale under that money judgment, writ or warrant of attachment or similar process.

10.1(j) Any order, judgment or decree decreeing the dissolution of Borrower or any non-individual Guarantor is entered and remains undischarged or unstayed for a period of 20 days.

10.1(k) Borrower purports to disavow the Obligations or contests the validity or enforceability of any Loan Document.

10.1(l) Any Guarantor purports to disavow its obligations under its Guaranty or contests the validity or enforceability of the Guaranty.

10.1(m) Any individual Guarantor dies or becomes incapacitated.

10.1(n) Lender's security interest on any portion of the Collateral becomes unenforceable or otherwise impaired.

10.1(o) A material adverse change occurs in Borrower's financial condition, business, properties, operations or prospects, or in Borrower's ability to repay the Obligations.

10.1(p) A material adverse change occurs in Guarantor's financial condition, business, properties, operations or prospects.

10.1(q) Other than any Lien for taxes, assessments or other governmental charges not yet due and payable, any Lien for any taxes, assessments or other governmental charges (1) is filed against Borrower or any of its property, or is otherwise enforced against Borrower or any of its property, or (2) obtains priority that is equal to greater than the priority of Lender's security interest in any of the Collateral.

10.1(r) Guarantor consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Guarantor or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction over Guarantor for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding up or liquidation of its affairs, has been entered against Guarantor, or Guarantor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or



                                                                       Page 10-2
        reorganization statute, makes any assignment for the benefit of its creditors or voluntarily suspends payment of its obligations.

10.1(s) Anthony J. Santilli ceases to be the Chief Executive Officer of
        Guarantor unless the same results from unsolicited resignation, death, disability, unsolicited retirement or termination for cause and Guarantor has, within 60 days, selected a replacement officer reasonably acceptable to Lender.

10.1(t) Guarantor or any of its Subsidiaries as employer under a Multiemployer
        Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $25,000.

10.2.   Remedies

10.2(a) If an Event of Default described in Sections 10.1 (g) or 10.1(r) occurs with respect to Borrower, the Warehousing Commitment will automatically terminate and the unpaid principal amount of and accrued interest on the Warehousing Note and all other Obligations will automatically become due and payable, without presentment, demand or other Notice or requirements of any kind, all of which Borrower expressly waives.

10.2(b) If any other Event of Default occurs, Lender may, by Notice to Borrower, terminate the Warehousing Commitment and declare the Obligations to be immediately due and payable.

10.2(c) If any Event of Default occurs, Lender may also take any of the following actions:

        (1) Foreclose upon or otherwise enforc e its security interest in any Lien on the Collateral to secure all payments and performance of the Obligations in any manner permitted by law or provided for in the Loan Documents.

        (2) Notify all obligors under any of the Collateral that the Collateral has been assigned to Lender (or to another Person designated by Lender) and that all payments on that Collateral are to be made directly to Lender (or such other Person); settle, compromise or release, in whole or in part, any amounts any obligor or Investor owes on any of the Collateral on terms acceptable to Lender; enforce payment and prosecute any action or proceeding involving any of the Collateral; and where any Collateral is in default, foreclose on and enforce any Liens securing that Collateral in any manner permitted by law and sell any property acquired as a result of those enforcement actions.

        (3) Prepare and submit for filing Uniform Commercial Code amendment statements evidencing the assignment to Lender or its designee of any Uniform Commercial Code financing statement filed in connection with any item of Collateral.

        (4) Act, or contract with a third party to act, at Borrower's expense, as servicer or subservicer of Collateral requiring servicing, and perform all obligations required under any Collateral, including Servicing Contracts and Purchase Commitments.

        (5) Require Borrower to assemble and make available to Lender the Collateral and all related books and records at a place designated by Lender.

        (6) Enter onto property where any Collateral or related books and records are located and take possession of those items with or without judicial process; and



                                                                       Page 10-3
                obtain access to Borrower's data processing equipment, computer hardware and software relating to the Collateral and use all of the foregoing and the information contained in the foregoing in any manner Lender deems necessary for the purpose of effectuating its rights under this Agreement and any other Loan Document.

        (7) Before the disposition of the Collateral, prepare it for disposition in any manner and to the extent Lender deems appropriate.

        (8) Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of Minnesota or other applicable law, including selling or otherwise disposing of all or any portion of the Collateral at one or more public or private sales, whether or not the Collateral is present at the place of sale, for cash or credit or future delivery, on terms and conditions and in the manner as Lender may determine, including sale under any applicable Purchase Commitment. Borrower waives any right it may have to prior notice of the sale of all or any portion of the Collateral to the extent allowed by applicable law. If notice is required under applicable law, Lender will give Borrower not less than 10 days' notice of any public sale or of the date after which any private sale may be held. Borrower agrees that 10 days' notice is reasonable notice. Lender may, without notice or publication, adjourn any public or private sale one or more times by announcement at the time and place fixed for the sale, and the sale may be held at any time or place announced at the adjournment. In the case of a sale of all or any portion of the Collateral on credit or for future delivery, the Collateral sold on those terms may be retained by Lender until the purchaser pays the selling price or takes possession of the Collateral. Lender has no liability to Borrower if a purchaser fails to pay for or take possession of Collateral sold on those terms, and in the case of any such failure, Lender may sell the Collateral again upon notice complying with this Section.

        (9) Instead of or in conjunction with exercising the power of sale authorized by Section (8), Lender may proceed by suit at law or in equity to collect all amounts due on the Collateral, or to foreclose Lender's Lien on and sell all or any portion of the Collateral pursuant to a judgment or decree of a court of competent jurisdiction.

        (10) Proceed against Borrower on the Warehousing Note or against any Guarantor under the Guaranty.

        (11) Retain all excess proceeds from the sale or other disposition of the Collateral, and apply them to the payment of the Obligations under Section 10.3.

10.2(d) Lender will incur no liability as a result of the commercially reasonable sale or other disposition of all or any portion of the Collateral at any public or private sale or other disposition. Borrower waives (to the extent permitted by law) any claims it may have against Lender arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price that Lender might have obtained at a public sale, or was less than the aggregate amount of the outstanding Warehousing Advances, accrued and unpaid interest on those Warehousing Advances, and unpaid fees, even if Lender accepts the first offer received and does not offer the Collateral to more than one offeree. Borrower agrees that any sale of Collateral under the terms of a Purchase Commitment, or any other disposition of Collateral arranged by Borrower, whether before or after the occurrence of an Event of Default, will be deemed to have been made in a commercially reasonable manner.




                                                                       Page 10-4

10.2(e) Borrower acknowledges that Mortgage Loans are collateral of a type that is the subject of widely distributed standard price quotations and that Mortgage-backed Securities are collateral of a type that is customarily sold on a recognized market. Borrower waives any right it may have to prior notice of the sale of Pledged Securities, and agrees that Lender may purchase Pledged Loans and Pledged Securities at a private sale of such Collateral.

10.2(f) Borrower specifically waives and releases (to the extent permitted by law) any equity or right of redemption, stay or appraisal that Borrower has or may have under any rule of law or statute now existing or adopted after the date of this Agreement, and any right to require Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies against the Collateral in any particular order, or (3) pursue any other remedy within its power. Lender is not required to take any action to preserve any rights of Borrower against holders of mortgages having priority to the Lien of any Mortgage or Security Agreement included in the Collateral or to preserve Borrower's rights against other prior parties.

10.2(g) Lender may, but is not obligated to, advance any sums or do any act or thing necessary to uphold or enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage or Security Agreement included in the Collateral, including payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement of this Agreement, together with interest on those amounts at the Default Rate, from the time paid by Lender until repaid by Borrower, are deemed to be principal outstanding under this Agreement and the Warehousing Note.

10.2(h) No failure or delay on the part of Lender to exercise any right, power or remedy provided in this Agreement or under any other Loan Document, at law or in equity, will operate as a waiver of that right, power or remedy. No single or partial exercise by Lender of any right, power or remedy provided under this Agreement or any other Loan Document, at law or in equity, precludes any other or further exercise of that right, power, or remedy by Lender, or Lender's exercise of any other right, power or remedy. Without limiting the foregoing, Borrower waives all defenses based on the statute of limitations to the extent permitted by law. The remedies provided in this Agreement and the other Loan Documents are cumulative and are not exclusive of any remedies provided at law or in equity.

10.2(i) If an Event of Default occurs, Borrower grants Lender a license or other right to use, without charge, Borrower's computer programs, other programs, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any of the Collateral and Borrower's rights under all licenses and all other agreements related to the foregoing inure to Lender's benefit until the Obligations are paid in full.

10.3.   Application of Proceeds

Lender may apply the proceeds of any sale, disposition or other enforcement of Lender's Lien on all or any portion of the Collateral to the payment of the Obligations in the order Lender determines in its sole discretion. From and after the indefeasible payment to Lender of all of the Obligations, any remaining proceeds of the Collateral will be paid to Borrower, or to its successors or assigns, or as a court of competent jurisdiction may direct. If the proceeds of any sale, disposition or other enforcement of the Collateral are insufficient to cover the costs and




                                                                       Page 10-5
expenses of that sale, disposition or other enforcement and payment in full of all Obligations, Borrower is liable for the deficiency.

10.4.   Lender Appointed Attorney-in-Fact

Borrower appoints Lender its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement, the Warehousing Note and the other Loan Documents and taking any action and executing any instruments that Lender deems necessary or advisable to accomplish that purpose. Borrower's appointment of Lender as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Lender may give notice of its Lien on the Collateral to any Person, either in Borrower's name or in its own name, endorse all Pledged Loans or Pledged Securities payable to the order of Borrower, change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, prepare and submit for filing Uniform Commercial Code amendment statements with respect to any Uniform Commercial Code financing statements filed in connection with any item of Collateral or receive, endorse and collect all checks made payable to the order of Borrower representing payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Loans or Pledged Securities and give full discharge for those transactions.

10.5.   Right of Set-Off

If Borrower defaults in the payment of any Obligation or in the performance of any of its duties under the Loan Documents, Lender may, without Notice to or demand on Borrower (which Notice or demand Borrower expressly waives), set-off, appropriate or apply any property of Borrower held at any time by Lender, or any indebtedness at any time owed by Lender to or for the account of Borrower, against the Obligations, whether or not those Obligations have matured.



                               End of Article 10









                                                                       Page 10-6

11.     MISCELLANEOUS
11.1.   Notices

Except where telephonic or facsimile notice is expressly authorized by this Agreement, all communications required or permitted to be given or made under this Agreement ("Notices") must be in writing and must be sent by manual delivery, overnight courier or United States mail (postage prepaid), addressed as follows (or at such other address as may be designated by it in a Notice to the other):

          If to Borrower:      American Business Credit, Inc.,
                               American Business Mortgage Services, Inc. and
                               Homeamerican Credit, Inc. d/b/a Upland Mortgage
                               111 Presidential Boulevard, Suite 127
                               Bala Cynwyd, PA 19004
                               Attention: Michael A. Nixon, Treasurer
                               Facsimile: (610) 668-1132

          If to Lender:        Residential Funding Corporation
                               7501 Wisconsin Avenue
                               Bethesda, MD 20814
                               Attention: Steve Kleindienst, Director
                               Facsimile: (301) 215-6288

All periods of Notice will be measured from the date of delivery if delivered manually or by facsimile, from the first Business Day after the date of sending if sent by overnight courier or from 4 days after the date of mailing if sent by United States mail, except that Notices to Lender under Article 2 and Section
3.3 (f) shall be deemed to have been given only when actually received by Lender. Borrower authorizes Lender to accept Borrower's bailee pledge agreements, Warehousing Advance Requests, shipping requests, wire transfer instructions and security delivery instructions transmitted to Lender by facsimile or RFConnects Delivery, and those documents, when transmitted to Lender by facsimile or by RFConnects Delivery, have the same force and effect as the originals.

11.2.   Reimbursement Of Expenses; Indemnity

Borrower must: (a) pay Lender a document production fee in connection with the preparation and negotiation of this Agreement; (b) pay such additional documentation production fees as Lender may require and all out-of-pocket costs and expenses of Lender, including reasonable fees, service charges and disbursements of counsel to Lender (including allocated costs of internal counsel), in connection with the amendment, enforcement and administration of this Agreement, the Warehousing Note, and other Loan Documents and the making, repayment and payment of interest on the Warehousing Advances; (c) indemnify, pay, and hold harmless Lender and any other holder of the Warehousing Note from and against, all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save Lender and any other holder of the Warehousing Note harmless from and against all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (d) indemnify, pay and hold harmless Lender and all of its Affiliates, officers, directors, employees or agents and any subsequent holder of the Warehousing Note (collectively called the "Indemnitees") from and against all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of every kind or nature (including the reasonable fees and disbursements of counsel to the Indemnitees (including allocated costs of internal counsel) in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnitees have been designated as parties to such proceeding) that may be imposed upon, incurred by or asserted



                                                                       Page 11-1
against such Indemnitees in any manner relating to or arising out of this Agreement, the Warehousing Note, or any other Loan Document or any of the transactions contemplated by this Agreement, the Warehousing Note and the other Loan Documents ("Indemnified Liabilities"), except that Borrower has no obligation under this Agreement with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Indemnitees. To the extent that the undertaking to indemnify, pay and hold harmless as set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower must contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The agreement of Borrower contained in this Article survives the expiration or termination of this Agreement and the payment in full of the Warehousing Note. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment under this Agreement are recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

11.3.   Financial Information

All financial statements and reports furnished to Lender under this Agreement must be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at the end of and for Borrower's most recent fiscal year (except to the extent otherwise required to conform to good accounting practice).

11.4.   Terms Binding Upon Successors; Survival of Representations

The terms and provisions of this Agreement are binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns. All of Borrower's representations, warranties, covenants and agreements survive the making of any Warehousing Advance, and except where a longer period is set forth in this Agreement, remain effective for as long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed.

11.5.   Assignment

Borrower cannot assign this Agreement. Lender may at any time, without Notice to or the consent of Borrower, transfer or assign, in whole or in part, its interest in this Agreement and the Warehousing Note along with Lender's security interest in any of the Collateral, and any assignee of Lender may enforce this Agreement, the Warehousing Note and its security interest in the Collateral assigned.

11.6.   Amendments

Except as otherwise provided in this Agreement, this Agreement may not be amended, modified or supplemented unless the amendment, modification or supplement is set forth in a writing signed by both Borrower and Lender.

11.7.   Governing Law

This Agreement and the other Loan Documents are governed by the laws of the State of Minnesota, without reference to its principles of conflicts of laws.



                                                                      Page 11-12

11.8.   Participations

Lender may at any time sell, assign or grant participations in, or otherwise transfer to any other Person ("Participant"), all or part of the Obligations. Without limiting Lender's exclusive right to collect and enforce the Obligations, Borrower agrees that each participation will give rise to a debtor-creditor relationship between Borrower and the Participant, and Borrower authorizes each Participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, banker's lien, or otherwise, against any assets of Borrower that may be held by that Participant. Borrower authorizes Lender to disclose to prospective and actual Participants all information in Lender's possession concerning Borrower, this Agreement and the Collateral.

11.9.   Relationship of the Parties

This Agreement provides for the making and repayment of Warehousing Advances by Lender (in its capacity as a lender) and Borrower (in its capacity as a borrower), for the payment of interest on those Warehousing Advances and for the payment of certain fees by Borrower to Lender. The relationship between Lender and Borrower is limited to that of creditor and secured party on the part of Lender and of debtor on the part of Borrower. The provisions of this Agreement and the other Loan Documents for compliance with financial covenants and the delivery of financial statements and other operating reports are intended solely for the benefit of Lender to protect its interest as a creditor and secured party. Nothing in this Agreement creates or may be construed as permitting or obligating Lender to act as a financial or business advisor or consultant to Borrower, as permitting or obligating Lender to control Borrower or to conduct Borrower's operations, as creating any fiduciary obligation on the part of Lender to Borrower, or as creating any joint venture, agency, partnership or other relationship between Lender and Borrower other than as explicitly and specifically stated in the Loan Documents. Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choice in connection with the negotiation and execution of the Loan Documents and to obtain the advice of that counsel with respect to all matters contained in the Loan Documents, including the waivers of jury trial and of punitive, consequential, special or indirect damages contained in Sections 11.15 and 11.16, respectively. Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to Lender for credit and to execute and deliver this Agreement.

11.10.  Severability

If any provision of this Agreement is declared to be illegal or unenforceable in any respect, that provision is null and void and of no force and effect to the extent of the illegality or unenforceability, and does not affect the validity or enforceability of any other provision of the Agreement.

11.11.  Consent to Credit References

Borrower consents to the disclosure of information regarding Borrower and its Subsidiaries and their relationships with Lender to Persons making credit inquiries to Lender. This consent is revocable by Borrower at any time upon Notice to Lender as provided in Section 11.1.

11.12. Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together constitute but one and the same instrument.




                                                                       Page 11-3

11.13.  Entire Agreement

This Agreement, the Warehousing Note and the other Loan Documents represent the final agreement among the parties with respect to their subject matter, and may not be contradicted by evidence of prior or contemporaneous oral agreements among the parties. There are no oral agreements among the parties with respect to the subject matter of this Agreement, the Warehousing Note and the other Loan Documents.

11.14.  Consent to Jurisdiction

AT THE OPTION OF LENDER, THIS AGREEMENT, THE WAREHOUSING NOTE AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY STATE OR FEDERAL COURT WITHIN THE STATE OF MINNESOTA. BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF THOSE COURTS, AND WAIVES ANY OBJECTION TO THE JURISDICTION OR VENUE OF THOSE COURTS, INCLUDING THE OBJECTION THAT VENUE IN THOSE COURTS IS NOT CONVENIENT. ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE COMMENCED AND INSTITUTED BY SERVICE OF PROCESS UPON BORROWER BY FIRST CLASS REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT ITS ADDRESS LAST KNOWN TO LENDER. BORROWER'S CONSENT AND AGREEMENT UNDER THIS SECTION DOES NOT AFFECT LENDER'S RIGHT TO ACCOMPLISH SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR COURT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, LENDER AT ITS OPTION MAY HAVE THE CASE TRANSFERRED TO A STATE OR FEDERAL COURT WITHIN THE STATE OF MINNESOTA OR, IF A TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, MAY HAVE BORROWER'S ACTION DISMISSED WITHOUT PREJUDICE.

11.15.  Waiver of Jury Trial

BORROWER AND LENDER EACH PROMISES AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND FULLY WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT NOW EXISTS OR ARISES AFTER THE DATE OF THIS AGREEMENT. THIS WAIVER OF THE RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE APPLY. LENDER AND BORROWER ARE EACH AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO TRIAL BY JURY. FURTHER, BORROWER AND LENDER EACH CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY, INCLUDING THE OTHER PARTY'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF ITS REPRESENTATIVES OR AGENTS THAT THE OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

11.16.  Waiver of Punitive, Consequential, Special or Indirect Damages

BORROWER WAIVES ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES FROM LENDER OR ANY OF LENDER'S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY BORROWER AGAINST LENDER OR ANY OF LENDER'S AFFILIATES,


                                                                       Page 11-4

OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES IS KNOWINGLY AND VOLUNTARILY GIVEN BY BORROWER, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES WOULD OTHERWISE APPLY. LENDER IS AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES.






                                End of Article 11





                                                                       Page 11-5

12.     DEFINITIONS

12.1.   Defined Terms

Capitalized terms defined below or elsewhere in this Agreement have the following meanings or, as applicable, the meanings given to those terms in Exhibits to this Agreement:

"Advance Rate" means, with respect to any Eligible Loan, the Advance Rate set forth in Exhibit H for that type of Eligible Loan.

"Affiliate" means, when used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person that beneficially owns or holds, directly or indirectly, 5% or more of any class of voting Equity Interests of the Person referred to, (c) each Person, 5% or more of the voting Equity Interests of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. For these purposes, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

"Aged Mortgage Loans" means Mortgage Loans against which a Warehousing Advance has been outstanding for longer than the Standard Warehouse Period, provided that Aged Mortgage Loans are permitted for such type of Mortgage Loan.

"Aged Warehouse Period" means the maximum number of days a Warehouse Advance against Aged Mortgage Loans of a particular type may remaining outstanding.

"Agency Security" means a Mortgage-backed Security issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae.

"Agreement" means this First Amended and Restated Warehousing Credit and Security Agreement, either as originally executed or as it may be amended, restated, renewed or replaced.

"Appraised Property Value" means with respect to an interest in real property, the then current fair market value of the real property and any improvements on it as of recent date determined in accordance with Title XI of FIRREA by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers.

"Approved Custodian" means a pool custodian or other Person that Lender deems acceptable, in its sole discretion, to hold Mortgage Loans for inclusion in a Mortgage Pool or to hold Mortgage Loans as agent for an Investor that has issued a Purchase Commitment for those Mortgage Loans.

"Audited Statement Date" means the date of Borrower's most recent audited financial statements (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) delivered to Lender under the Existing Agreement or this Agreement.

"Bank One" means Bank One, National Association, or any successor bank.

"Bank One Prime Rate" means, as of any date of determination, the highest prime rate quoted by Bank One and most recently published by Bloomberg L.P. If the prime rate for Bank One is not quoted or published for any period, then during that period the term "Bank One Prime Rate"




                                                                       Page 12-1
means the highest prime rate published in the most recent edition of The Wall Street Journal in its regular column entitled "Money Rates."

"Borrower" has the meaning set forth in the first paragraph of this Agreement.

"Business Day" means any day other than Saturday, Sunday or any other day on which national banking associations are closed for business.

"Buydown" has the meaning set forth in Section 3.4.

"Calendar Quarter" means the 3 month period beginning on each January 1, April 1, July 1 or October 1.

"Cash Collateral Account" means a demand deposit account maintained at the Funding Bank in Lender's name and designated for receipt of the proceeds of the sale or other disposition of Collateral.

"Closing Date" has the meaning set forth in the Recitals to this Agreement.

"Collateral" has the meaning set forth in Section 4.1.

"Collateral Documents" means, with respect to each Mortgage Loan, (a) the Mortgage Note, the Mortgage and all other documents including, if applicable, any Security Agreement, executed in connection with or relating to the Mortgage Loan; (b) as applicable, the original lender's ALTA Policy of Title Insurance or its equivalent, documents evidencing the FHA Commitment to Insure, the VA Guaranty or private mortgage insurance, the appraisal, the Regulation Z statement, the environmental assessment, the engineering report, certificates of casualty or hazard insurance, credit information on the maker of the Mortgage Note, the HUD-1 or corresponding purchase advice; (c) any other document listed in Exhibit B; and (d) any other document that is customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor or that is customarily executed by the seller of a Mortgage Note to an Investor.

"Committed Purchase Price" means for an Eligible Loan (a) the dollar price as set forth in the Purchase Commitment or, if the price is not expressed in dollars, the product of the Mortgage Note Amount multiplied by the price (expressed as a percentage) as set forth in the Purchase Commitment for the Eligible Loan, or (b) if the Eligible Loan is to be used to back an Agency Security, the dollar price as set forth in a Purchase Commitment or, if the price is not expressed in dollars the product of the Mortgage Note Amount multiplied by the price (expressed as a percentage) as set forth in the Purchase Commitment for the Agency Security.

"Compliance Certificate" means a certificate executed on behalf of Borrower by its chief financial officer or its treasurer or by another officer approved by Lender, substantially in the form of Exhibit E.

"Credit Score" means a mortgagor's overall consumer credit rating, represented by a single numeric credit score using the Fair, Isaac consumer credit scoring system, provided by a credit repository acceptable to Lender and the Investor that issued the Purchase Commitment covering the related Mortgage Loan (if a Purchase Commitment is required by Exhibit H).

"Debt" means (a) all indebtedness or other obligations of a Person (and, if applicable, the Person's Subsidiaries, on a consolidated basis) that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of the Person on the date of determination, plus (b) all indebtedness or other obligations of the Person (and, if applicable, the Person's Subsidiaries, on a consolidated basis) for borrowed money or for the deferred purchase price of property or services. For purposes of calculating a Person's Debt,





                                                                       Page 12-2

Subordinated Debt not due within 1 year of that date and deferred taxes arising from capitalized excess servicing fees and capitalized servicing rights may be excluded from a Person's indebtedness.

"Default" means the occurrence of any event or existence of any condition that, but for the giving of Notice or the lapse of time, would constitute an Event of Default.

"Default Rate" means, for any Warehousing Advance, the Interest Rate applicable to that Warehousing Advance plus 4% per annum. If no Interest Rate is applicable to a Warehousing Advance, "Default Rate" means, for that Warehousing Advance, the highest Interest Rate then applicable to any outstanding Warehousing Advance plus 4% per annum.

"Depository Benefit" means the compensation received by Lender, directly or indirectly, as a result of Borrower's maintenance of Eligible Balances with a Designated Bank.

"Designated Bank" means any bank designated by Lender as a Designated Bank, but only for as long as Lender has an agreement under which Lender receives Depository Benefits from that bank.

"Designated Bank Charges" means any fees, interest or other charges that would otherwise be payable to a Designated Bank in connection with Eligible Balances maintained at the Designated Bank, including deposit insurance premiums, service charges and any other charges that may be imposed by governmental authorities from time to time.

"Discontinued Loan" has the meaning set forth in the GMAC-RFC Client Guide.

"Earnings Allowance " has the meaning set forth in Section 3.1(b).

"Earnings Credit " has the meaning set forth in Section 3.1(b).

"Electronic Advance Request" means an electronic transmission through RFConnects Delivery containing the same information as Exhibit A to this Agreement.

"Electronic Tracking Agreement" means an Electronic Tracking Agreement, on the form prescribed by Lender, among Borrower, Lender, MERS and MERCORP, Inc., pursuant to which Lender will have the authority to, among other things, withdraw a Mortgage from the MERS system, if either the Mortgage Loan has been registered on the MERS system naming Borrower as servicer or subservicer, or the Mortgage Loan has not yet been registered on the MERS system.

"Eligible Balances" means all funds of or maintained by Borrower (and, if applicable, Borrower's Subsidiaries) in demand deposit or time deposit accounts at a Designated Bank, minus balances to support float, reserve requirements and any other reductions that may be imposed by governmental authorities from time to time.

"Eligible Loan" means a Single Family Mortgage Loan that satisfies the conditions and requirements set forth in Exhibit H.

"Eligible Mortgage Pool" means a Mortgage Pool for which (a) an Approved Custodian has issued its initial certification, (b) there exists a Purchase Commitment covering the Agency Security to be issued on the basis of that certification and (c) the Agency Security will be delivered to Lender.

"Equity Interests" means all shares, interests, participations or other equivalents, however, designated, of or in a Person (other than a natural person), whether or not voting, including common stock, membership interests, warrants, preferred stock, convertible debentures and all



                                                                       Page 12-3
agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

"ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of which Borrower is a member and that is treated as a single employer under Section 414 of the Internal Revenue Code.

"Event of Default" means any of the conditions or events set forth in Section 10.1.

"Excess Buydown" has the meaning set forth in Section 3.4.

"Exchange Act" means the Securities Exchange Act of 1934 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

"Existing Agreement " means the Warehousing Credit and Security Agreement dated as of May 5, 2000, as amended, between Borrower and Lender.

"Fair Market Value" means, at any time for an Eligible Loan or a related Agency Security (if the Eligible Loan is to be used to back an Agency Security) as of any date of determination, (a) the Committed Purchase Price if the Eligible Loan is covered by a Purchase Commitment from Fannie Mae or Freddie Mac or the Eligible Loan is to be exchanged for an Agency Security and that Agency Security is covered by a Purchase Commitment from an Investor, or (b) otherwise, the market price for such Eligible Loan or Agency Security, determined by Lender based on market data for similar Mortgage Loans or Agency Securities and such other criteria as Lender deems appropriate in its sole discretion.

"Fannie Mae" means Fannie Mae, a corporation created under the laws of the United States, and any successor corporation or other entity.

"FHA" means the Federal Housing Administration and any successor agency or other entity.

"FICA" means the Federal Insurance Contributions Act and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules and regulations.

"FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

"First Mortgage" means a Mortgage that constitutes a first Lien on the real property covered by the Mortgage.

"First Mortgage Loan" means a Mortgage Loan secured by a First Mortgage.

"Freddie Mac" means Freddie Mac, a corporation created under the laws of the United States, and any successor corporation or other entity.

"Funding Bank" means Bank One or any other bank designated by Lender as a Funding Bank.

"Funding Bank Agreement" means a letter agreement on the form prescribed by Lender between the Funding Bank and Borrower authorizing Lender's access to the Operating Account.


                                                                       Page 12-4

"GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in statements and pronouncements of the Financial Accounting Standards Board, or in opinions, statements or pronouncements of any other entity approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

"Gestation Agreement" means an agreement under which Borrower agrees to sell or finance (a) a Mortgage Loan prior to the date of purchase by an Investor or (b) a Mortgage Pool prior to the date a Mortgage-backed Security backed by the Mortgage Pool is issued.

"Ginnie Mae" means the Government National Mortgage Association, an agency of the United States government, and any successor agency or other entity.

"GMAC-RFC Client Guide" means the applicable loan purchase guide issued by Lender, as the same may be amended or replaced.

"Government Mortgage Loan" means a closed-end First Mortgage Loan that is either HUD/FHA insured (other than a HUD 203(K) Mortgage Loan or a Title I Mortgage
Loan) or VA guaranteed.

"Guarantor" means, individually and collectively, American Business Financial Services, Inc. and any other Person that after the date of this Agreement guarantees all or any portion of Borrower's Obligations.

"Guaranty" means a guaranty of all or any portion of Borrower's Obligations. If more than one Guaranty is executed and delivered to Lender, the term "Guaranty" means each of the Guaranties and all of them.

"Hedging Arrangements" means, with respect to any Person, any agreements or other arrangements (including interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into to protect that Person against changes in interest rates or the market value of assets.

"HUD" means the Department of Housing and Urban Development, and any successor agency or other entity.

"Indemnified Liabilities" has the meaning set forth in Section 11.2.

"Indemnitees " has the meaning set forth in Section 11.2.

"Interest Rate" means, for any Warehousing Advance, the floating rate of interest specified for that Warehousing Advance in Exhibit H.

"Interim Statement Date" means the date of the most recent unaudited financial statements of Borrower (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) delivered to Lender under the Existing Agreement or this Agreement.

"Internal Revenue Code" means the Internal Revenue Code of 1986, Title 26 of the United States Code, and all rules, regulations and interpretations issued under those statutory provisions, as amended, and any subsequent or successor federal income tax law or laws, rules, regulations and interpretations.

"Investment Company Act" means the Investment Company Act of 1940 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.




                                                                       Page 12-5

"Investor" means Fannie Mae, Freddie Mac or a financially responsible private institution that Lender deems acceptable, in its sole discretion, to issue Purchase Commitments with respect to a particular category of Eligible Loans.

"Lender" has the meaning set forth in the first paragraph of this Agreement.

"Leverage Ratio" means the ratio of a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) Debt to Tangible Net Worth. For purposes of calculating a Person's Leverage Ratio, Debt arising under Hedging Arrangements, to the extent of assets arising under those Hedging Arrangements, may be excluded from a Person's Debt.

"LIBOR" means, for each week, the rate of interest per annum that is equal to the arithmetic mean of the U.S. Dollar London Interbank Offered Rates for 1 month periods of certain U.S. banks as of 11:00 a.m. (London time) on the first Business Day of each week on which the London Interbank market is open, as published by Bloomberg L.P. If those interest rates are not offered or published for any period, then during that period LIBOR means the London Interbank Offered Rate for 1 month periods as published in The Wall Street Journal in its regular column entitled "Money Rates" on the first Business Day of each week on which the London Interbank market is open.

"Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of such an agreement and any agreement to give any security interest).

"Liquid Assets" means the following assets owned by a Person (and its Subsidiaries, on a consolidated basis) as of any date of determination: (a) unrestricted and unencumbered cash, funds on deposit in any bank located in the United States, investment grade commercial paper, money market funds or marketable securities; and (b) the excess, if any, of Mortgage Loans and Mortgage-backed Securities held for sale (valued in accordance with GAAP) over the outstanding aggregate principal amount of any Debt against which those Mortgage Loans or Mortgage-backed Securities are pledged as collateral.

"Loan Documents" means this Agreement, the Warehousing Note, the Guaranty, any agreement of Borrower relating to Subordinated Debt, any Security Agreement, if applicable, and each other document, instrument or agreement executed by Borrower in connection with any of those documents, instruments and agreements, as originally executed or as any of the same may be amended, restated, renewed or replaced.

"Loan Package Fee " has the meaning set forth in Section 3.7.

"Loan-to-Value Ratio" means, for any Mortgage Loan, the ratio of (a) the maximum amount that may be borrowed under the Mortgage Loan (whether or not borrowed) at the time of origination, plus the Mortgage Note Amounts of all other Mortgage Loans secured by the related Property, to (b) the Appraised Property Value of the related Property.

"Manufactured Home" means a structure that is built on a permanent chassis (steel frame) with the wheel assembly necessary for transportation in one or more sections to a permanent site or semi-permanent site.

"Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System, as amended.

"MERS" means Mortgage Electronic Registrations Systems, Inc. and any successor entity.



                                                                       Page 12-6

"Miscellaneous Fees and Charges" means the miscellaneous fees set forth on Lender's collateral operations fees schedule (either as originally delivered to Borrower or as it may be amended, restated, renewed or replaced after the date of this Agreement) and all miscellaneous disbursements, charges and expenses incurred by or on behalf of Lender for the handling and administration of Warehousing Advances and Collateral, including costs for Uniform Commercial Code, tax lien and judgment searches conducted by Lender, filing fees, charges for wire transfers and check processing charges, charges for security delivery fees, charges for overnight delivery of Collateral to Investors, Funding Bank service fees and overdraft charges and Designated Bank Charges.

"Mortgage" means a mortgage or deed of trust on real property that is improved and substantially completed (including real property to which a Manufactured Home has been affixed in a manner such that the Lien of a mortgage or deed of trust would attach to the Manufactured Home under applicable real property law).

"Mortgage-backed Securities" means securities that are secured or otherwise backed by Mortgage Loans.

"Mortgage Loan" means any loan evidenced by a Mortgage Note and secured by a Mortgage and, if applicable, a Security Agreement.

"Mortgage Note" means a promissory note secured by one or more Mortgages and, if applicable, one or more Security Agreements.

"Mortgage Note Amount" means, as of any date of determination, the then outstanding and unpaid principal amount of a Mortgage Note (whether or not an additional amount is available to be drawn under that Mortgage Note).

"Mortgage Pool" means a pool of one or more Pledged Loans on the basis of which a Mortgage-backed Security is to be issued.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, to which either Borrower or any ERISA Affiliate of Borrower has any obligation with respect to its employees.

"Non-Usage Fee" has the meaning set forth in Section 3.6.

"Notices" has the meaning set forth in Section 11.1.

"Obligations" means all indebtedness, obligations and liabilities of Borrower to Lender and Lender's Subsidiaries (whether now existing or arising after the date of this Agreement, voluntary or involuntary, joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, or decreased or extinguished and later increased and however created or incurred), including Borrower's obligations and liabilities to Lender under the Loan Documents and disbursements made by Lender for Borrower's account.

"Operating Account" means a demand deposit account maintained at the Funding Bank in Borrower's name and designated for funding that portion of each Eligible Loan not funded by a Warehousing Advance made against that Eligible Loan and for returning any excess payment from an Investor for a Pledged Loan or Pledged Security.

"Overdraft Advance" has the meaning set forth in Section 3.9.

"Participant" has the meaning set forth in Section 11.8.




                                                                       Page 12-7

"Person" means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions of those governments.

"Plan" means each employee benefit plan (whether in existence on the date of this Agreement or established after that date), as that term is defined in
Section 3 of ERISA, maintained for the benefit of directors, officers or employees of Borrower or any ERISA Affiliate.

"Pledged Assets" means, collectively, Pledged Loans, and Pledged Securities.

"Pledged Loans" has the meaning set forth in Section 4.1 (b).

"Pledged Securities" has the meaning set forth in Section 4.1 (c).

"Prime Mortgage Loan" has the meaning set forth in Exhibit H.

"Prohibited Transaction" has the meanings set forth for such term in Section 4975 of the Internal Revenue Code and Section 406 of ERISA.

"Purchase Commitment" means a written commitment, in form and substance satisfactory to Lender, issued in favor of Borrower by an Investor under which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities.

"Release Amount" has the meaning set forth in Section 4.3 (f).

"RFC Mortgage Loan" means a Mortgage Loan covered by a Purchase Commitment issued by Lender.

"RFConnects Delivery" means Lender's proprietary service to support the electronic exchange of information between Lender and Borrower, including Advance Requests, shipping requests, payoff requests, activity reports and exception reports.

"RFConnects Pledge Agreement" means an agreement (on the then current form prescribed by Lender) granting Lender a security interest in Mortgage Loans for which Borrower has requested Warehousing Advances using RFConnects Delivery.

"Second Mortgage" means a Mortgage that constitutes a second Lien on the property covered by the Mortgage.

"Second Mortgage Loan" means a Mortgage Loan secured by a Second Mortgage.

"Security Agreement" means a security agreement or other agreement that creates a Lien on personal property, including furniture, fixtures and equipment, to secure repayment of a Mortgage Loan.

"Servicing Contract" means, with respect to any Person, the arrangement, whether or not in writing, under which that Person has the right to service Mortgage Loans.

"Servicing Portfolio" means, as to any Person, the unpaid principal balance of Mortgage Loans serviced by that Person under Servicing Contracts, minus the principal balance of all Mortgage Loans that are serviced by that Person for others under subservicing arrangements.




                                                                       Page 12-8

"Single Family Mortgage Loan" means a Mortgage Loan secured by a Mortgage on improved real property on which is located a 1-to-4 family residence.

"Standard Warehouse Period" means, for any Mortgage Loan, the maximum number of days a Warehousing Advance against that type of Mortgage Loan, other than against an Aged Mortgage Loan, may remain outstanding, as set forth in Exhibit H.

"Statement Date" means the Audited Statement Date or the Interim Statement Date, as applicable.

"Sublimit" means the aggregate amount of Warehousing Advances (expressed as a dollar amount or as a percentage of the Warehousing Commitment Amount) that is permitted to be outstanding at any one time against a specific type of Eligible Loan.

"Subordinated Debt" means (a) all indebtedness of Borrower for borrowed money that is effectively subordinated in right of payment to all present and future Obligations either (1) under a Subordination of Debt Agreement on the form prescribed by Lender or (2) otherwise on terms acceptable to Lender, and (b) solely for purposes of Section 8.5, all indebtedness of Borrower that is required to be subordinated by Sections 5.1 (b) and 7.11.

"Subprime Mortgage Loan" has the meaning set forth in Exhibit H.

"Subsidiary" means any corporation, partnership, association or other business entity in which more than 50% of the shares of stock or other ownership interests having voting power for the election of directors, managers, trustees or other Persons performing similar functions is at the time owned or controlled by any Person either directly or indirectly through one or more Subsidiaries of that Person.

"Tangible Net Worth" means the excess of a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) total assets over total liabilities as of the date of determination, each determined in accordance with GAAP applied in a manner consistent with the most recent audited financial statements delivered to Lender under the Existing Agreement, plus that portion of Subordinated Debt not due within 1 year of that date. For purposes of calculating a Person's Tangible Net Worth, advances or loans to shareholders, directors, officers, employees or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of the Person, intangible assets, those other assets that would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of that date, as those requirements appear "Consolidated Audit Guide for Audits of HUD Programs," and other assets Lender deems unacceptable, in its sole discretion, must be excluded from a Person's total assets.

"Third Party Originated Loan" means a Mortgage Loan originated and funded by a third party (other than with funds provided by Borrower at closing to purchase the Mortgage Loan) and subsequently purchased by Borrower.

"Trust Receipt" means a trust receipt in a form approved by and under which Lender may deliver any document relating to the Collateral to Borrower for correction or completion.

"Unused Portion" has the meaning set forth in Section 3.6.

"Used Portion" has the meaning set forth in Section 3.6.

"Warehouse Period" means, for any Eligible Loan, the maximum number of days a Warehousing Advance against that type of Eligible Loan may remain outstanding as set forth in Exhibit H.





                                                                       Page 12-9

"Warehousing Advance" means a disbursement by Lender to fund the origination or acquisition of a Mortgage Loan.

"Warehousing Advance Request" has the meaning set forth in Section 2.1.

"Warehousing Collateral Value" means, as of any date of determination, (a) with respect to any Eligible Loan, the lesser of (1) the amount of any Warehousing Advance made, or that could be made, against such Eligible Loan under Exhibit H or (2) an amount equal to the Advance Rate for the applicable type of Eligible Loan multiplied by the Fair Market Value of such Eligible Loan; (b) if Eligible Loans have been exchanged for Agency Securities, the lesser of (1) the amount of any Warehousing Advances outstanding against the Eligible Loans backing the Agency Securities or (2) the Fair Market Value of the Agency Securities; and (c) with respect to cash, the amount of the cash.

"Warehousing Commitment" means the obligation of Lender to make Warehousing Advances to Borrower under Section 1.1.

"Warehousing Commitment Amount" means $25,000,000.

"Warehousing Commitment Fee" has the meaning set forth in Section 3.5.

"Warehousing Fee" has the meaning set forth in Section 3.7.

"Warehousing Maturity Date" has the meaning set forth in Section 1.2.

"Warehousing Note" has the meaning set forth in Section 1.3.

"Wet Settlement Advance" means with respect to any Warehousing Advance, the time from the date the Warehousing Advance is made until the date of Lender's receipt of the Collateral Documents required by Article 2 and the Exhibits and documents referenced in that Article.

"Wire Disbursement Account" means a demand deposit account maintained at the Funding Bank in Lender's name for clearing wire transfers requested by Borrower to fund Warehousing Advances.

"Wire Fee" has the meaning set forth in Section 3.7.

12.2.   Other Definitional Provisions; Terms of Construction

12.2(a) Accounting terms not otherwise defined in this Agreement have the meanings given to those terms under GAAP.

12.2(b) Defined terms may be used in the singular or the plural, as the context requires.

12.2(c) All references to time of day mean the then applicable time in Chicago, Illinois, unless otherwise expressly provided.

12.2(d) References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided.

12.2(e) The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation."


12.2(f) Unless the context in which it is used otherwise clearly requires, the word "or" has the inclusive meaning represented by the phrase "and/or."




                                                                      Page 12-10

12.2(g) All incorporations by reference of provisions from other agreements are incorporated as if such provisions were fully set forth into this Agreement, and include all necessary definitions and related provisions from those other agreements. All provisions from other agreements incorporated into this Agreement by reference survive any termination of those other agreements until the Obligations of Borrower under this Agreement and the Warehousing Note are irrevocably paid in full and the Warehousing Commitment is terminated.

12.2(h) All references to the Uniform Commercial Code shall be deemed to be references to the Uniform Commercial Code in effect on the date of this Agreement in the applicable jurisdiction.

12.2(i) Unless the context in which it is used otherwise clearly requires, all references to days, weeks and months mean calendar days, weeks and months.




                                End of Article 12

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                        AMERICAN BUSINESS CREDIT, INC.,
                                        a Pennsylvania corporation

                                        By:_____________________________________

                                        Its:____________________________________


                                        AMERICAN BUSINESS MORTGAGE
                                        SERVICES, INC., a New Jersey corporation


                                        By:_____________________________________

                                        Its:____________________________________


                                        HOMEAMERICAN CREDIT, INC.,
                                        a Pennsylvania corporation
                                        By:_____________________________________


                                        Its:____________________________________


                                        RESIDENTIAL FUNDING CORPORATION,
                                        a Delaware Corporation



                                        By:_____________________________________

                                        Its: Director




                                                                      Page 12-12